Exhibit (h)

THIS DOCUMENT IS A DRAFT ONLY AND IS SUBJECT TO UNITHOLDERS APPROVAL

IMPORTANT

If you are in doubt about the content of this Offering Circular, you should seek independent professional financial advice.

HSBC CHINA DRAGON FUND

(a Hong Kong unit trust authorised under Section 104 of
the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong))

(Stock Code: 820)

Manager

HSBC Global Asset Management (Hong Kong) Limited

HSBC China Dragon Fund is a close-ended fund and no Unitholders may demand redemption of their Units.

The Securities and Futures Commission, The Stock Exchange of Hong Kong Limited and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this Offering Circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Offering Circular.

Prospective investors should carefully consider the risk factors together with all of the other information included in this Offering Circular before deciding whether or not to invest in the Units.

The Units are listed and have been accepted as eligible securities by HKSCC for deposit, clearing and settlement in CCASS with effect from the date of commencement of dealings in the Units on the Stock Exchange.  Settlement of transactions between participants of the Stock Exchange on any trading day is required to take place in CCASS on the second Business Day thereafter.  All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

This Offering Circular may be amended or supplemented from time to time. Any such supplement should form part of the Offering Circular and should be read in conjunction with this Offering Circular.

[ ] 2012

i

PRELIMINARY

HSBC China Dragon Fund is a unit trust constituted by the Trust Deed dated 20 June, 2007, as amended, governed by the laws of Hong Kong.  The Manager of the Fund is HSBC Global Asset Management (Hong Kong) Limited.  All Unitholders are bound by the provisions of the Trust Deed as if they had been a party to the Trust Deed.

The Fund is denominated in Hong Kong dollars until such time as the Manager may with the approval of the Trustee change the currency of denomination of the Fund, provided that in such case the Manager shall notify the Unitholders of the change at least one (1) month prior to the change.

Units are offered on the basis only of the information contained in this Offering Circular.  Any information given or representations made by any dealer, salesman or other person and (in either case) not contained herein should be regarded as unauthorised and accordingly must not be relied upon.  Neither the delivery of this Offering Circular nor the offer or issue of the Units shall under any circumstances constitute a representation that the information contained in this Offering Circular is correct as of any time subsequent to the date hereof.

The Manager of the Fund accepts full responsibility for the accuracy of the information contained in this Offering Circular and confirm, having made all reasonable enquiries, that to the best of its knowledge and belief there are no other facts the omission of which would make any statement misleading.

The Fund has been authorised by the SFC under Section 104 of the SFO.  SFC authorisation is not a recommendation or endorsement of the Fund nor does it guarantee the commercial merits of the Fund or its performance.  It does not mean the Fund is suitable for all investors nor is it an endorsement of its suitability for any particular investor or class of investors.  The authorisation is conditional upon, among other things, the Fund remaining listed on the Stock Exchange.

The Units are listed on the Stock Exchange. The Units have been accepted as eligible securities by HKSCC for deposit, clearing and settlement in CCASS with effect from the date of commencement of dealings in the Units on the Stock Exchange.  Settlement of transactions between participants of the Stock Exchange on any trading day is required to take place in CCASS on the second Business Day thereafter.  All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

Potential applicants for Units should inform themselves as to (a) the possible tax consequences, (b) the legal requirements and (c) any foreign exchange restrictions or exchange control requirements which they might encounter under the laws of the countries of their incorporation, citizenship, residence or domicile and which might be relevant to the subscription, holding or disposal of the Units.

The Fund is a close-ended fund and no Unitholders may demand redemption of their Units unless otherwise permitted in accordance with the provisions of the Trust Deed.  In general, close-ended funds may trade at a discount or at a premium to their net asset value.  There is no assurance that the Units will be traded at a price that is equal to the Net Asset Value.  As the market price of the Units may be determined by factors such as the Net Asset Value and market supply and demand for the Units, there is a risk that the Units will be traded at a discount to its Net Asset Value after the Listing.  In times of market disruption or when there is an insufficient number of buyers and/or sellers of the Units, the bid/ask spread of the market price of the Units may widen significantly.

Enquiries and Complaints

Enquiries and complaints concerning the Fund (including the current net asset value) should be directed to the Manager at (852) 2284 1118 or at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong.  The Manager will respond to any enquiry or complaint as soon as practicable.

PARTIES INVOLVED IN THE FUND

Manager:	HSBC GLOBAL ASSET MANAGEMENT (HONG KONG) LIMITED HSBC Main Building 1 Queen’s Road Central Hong Kong

Directors of the Manager:	EXECUTIVE DIRECTORS: BERRY, Stuart Glenn CONXICOEUR, Patrice Pierre Henri KOO, Julie J LAM, Po Yee MUNRO, Joanna MALDONADO-CODINA, Guillermo Eduardo

NON-EXECUTIVE DIRECTORS: CHANDRASEKHARAN, Sridhar CHEANG, Wai Wan Louisa FUNG, Yuen Mei Anita HARVEY-SAMUEL, Guy Daniel PACTON, Olivier

Trustee:	HSBC INSTITUTIONAL TRUST SERVICES (ASIA) LIMITED HSBC Main Building 1 Queen’s Road Central Hong Kong

QFII Custodian:	BANK OF COMMUNICATIONS CO., LTD 188, Yin Cheng Zhong Road Shanghai 200120 The People’s Republic of China

Registrar:	COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED Shops 1712-1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

Auditors:	KPMG Certified Public Accountants 8th Floor, Prince’s Building 10 Chater Road Central Hong Kong

Legal Advisers to the Fund:	As to Hong Kong law: CLIFFORD CHANCE 28 Jardine House 1 Connaught Place Hong Kong

As to PRC law: LLINKS LAW OFFICES

19th Floor, One Lujiazui 68 Yin Cheng Road Middle Shanghai 200120 The People’s Republic of China

DEFINITIONS

In this Offering Circular, unless the context requires otherwise, the following expressions shall have the following meanings:

“A Shares”	shares issued by companies incorporated in the PRC and listed on the PRC Stock Exchanges, traded in RMB and available for investment by domestic (Chinese) investors and holders of QFII licence;

“Auditors”	auditors of the Fund from time to time;

“B Shares”

shares issued by companies incorporated in the PRC and listed on the PRC Stock Exchanges, traded in foreign currencies and available for investment by domestic (Chinese) investors and foreign investors;

“Business Days”

a day (other than a Saturday or Sunday) on which the Stock Exchange is open for normal trading and banks are open for normal banking business in Hong Kong provided that where as a result of a number 8 typhoon signal, black rainstorm warning or other similar event, the period during which the Stock Exchange and banks in Hong Kong are open for any day is reduced, such day shall not be a Business Day unless the Manager and the Trustee determine otherwise;

“CAAP”

a Chinese A Share access product, being a security (such as a note, warrant, option, participation certificate) linked to A Shares or portfolios of A Shares which aim to replicate synthetically the economic benefit of the relevant A Shares or portfolios of A Shares;

“CCASS”	the Central Clearing and Settlement System established and operated by HKSCC or any successor system operated by HKSCC or its successors;

“China” or “PRC”

the People’s Republic of China, but for the purposes of this Offering Circular and the Fund’s investment objective and investment approach only, excludes Hong Kong, the Macau Special Administrative Region and Taiwan;

“CIT Law”	Corporate Income Tax Law of the PRC () promulgated by the NPC on 16 March, 2007, which came into effect on 1 January, 2008;

“Collective Investment Scheme”	(a) any arrangement made for the purpose, or having the effect, of providing facilities for the participation of persons, as beneficiaries under a trust, in profits or income arising from the acquisition, holding, management or disposal of securities or any other property whatsoever; and

(b)        any other investment vehicle of a similar nature to that described in paragraph (a) of this definition, including without limiting the generality of the foregoing any other open-ended investment company, limited partnership and mutual fund;

which, in any such case, has in issue units, shares or other interests (howsoever described) which are redeemable at the option of the holder thereof Provided That:

(i)         in the case of any such arrangement or investment vehicle the assets of which are divided into two or more separate portfolios (whether described as portfolios, sub-funds or by any other name) in which an investor may separately invest, each such portfolio shall be deemed to be a separate Collective Investment Scheme; and

(ii) in relation to any such Collective Investment Scheme, “unit” means any unit, share or other interest (howsoever described) of similar nature in such Collective Investment Scheme;

“Corporate Communication”

any documents issued or to be issued by the Fund for the information or action of the Unitholders as defined in the definition of “corporate communication” stated in Rule 1.01 of the Listing Rules, including but not limited to:

(i) the annual report;
(ii) the interim report;
(iii) a notice of meeting;
(iv) a listing document;
(v) a circular; and
(vi) a proxy form;

“CSRC”	China Securities Regulatory Commission;

“ERISA”	the U.S. Employee Retirement Income Security Act of 1974, as amended;

“Extraordinary Resolution”	a resolution proposed as such and passed by 75% or more of the votes of those present and entitled to vote in person or by proxy at a duly convened meeting;

“ETF”	an exchange-traded fund;

“FIE(s)”

foreign investment enterprise(s) incorporated in the PRC (including sino-foreign equity joint ventures, sino-foreign co-operative joint ventures and wholly foreign-owned enterprises established in the PRC);

“Fund”	HSBC China Dragon Fund ();

“H Shares”	shares issued by companies incorporated in the PRC and listed on the Stock Exchange and traded in Hong Kong dollars;

“HKSCC”	Hong Kong Securities Clearing Company Limited or its successors;

“HKSCC Nominees”	HKSCC Nominees Limited;

“Hong Kong”	the Hong Kong Special Administrative Region of the PRC;

“Hong Kong dollars” or “HK$”	the lawful currency for the time being and from time to time of Hong Kong;

“HSBC”	The Hongkong and Shanghai Banking Corporation Limited, a bank incorporated in Hong Kong with limited liability and ultimately wholly-owned by HSBC Holdings;

“HSBC Holdings”	HSBC Holdings plc;

“HSBC Holdings Group”	HSBC Holdings, its subsidiaries and associated companies;

“Investment Regulations”

means (i) the Measures; (ii) the “Notice on Relevant Issues in relation to the Implementation of the Measures for the Administration of Investment in Domestic Securities by Qualified Foreign Institutional Investors” () promulgated by CSRC on 24 August, 2006 and came into effect on 1 September, 2006, as may be amended from time to time; (iii) the Provisions on the Foreign Exchange Administration of the Securities Investment by Qualified Foreign Institutional Investors in the PRC () promulgated by SAFE and effective as of 29 September 2009; (iv) Detailed Implementing Rules for Registration and Settlement of Securities Investments by Qualified Foreign Institutional Investors in the PRC () issued by CSDCC and effective on 1 December, 2002; (v) Shanghai Stock Exchange Implementing Rules on Securities Transactions by Qualified

Foreign Institutional Investors () issued by the Shanghai Stock Exchange and made effective on 1 December, 2002; (vi) Shenzhen Stock Exchange Implementing Rules on Securities Transactions by Qualified Foreign Institutional Investors () (issued by SAFE and effective on 1 December, 2002), and such other regulations governing the establishment and operation of the qualified foreign institutional investors regime in the PRC, as may be promulgated or amended from time to time;

“Listing”	the listing of the Units on the Stock Exchange;

“Listing Date”	20 July, 2007, the date on which the Units were first listed and from which dealings therein were permitted to take place on the Stock Exchange;

“Manager”	HSBC Global Asset Management (Hong Kong) Limited;

“Measures”

the “Measures for the Administration of Investment in Domestic Securities by Qualified Foreign Institutional Investors” () promulgated by CSRC, People’s Bank of China and SAFE on 24 August, 2006 and came into effect on 1 September, 2006, as may be amended from time to time;

“Net Asset Value”	the net asset value of the Fund or, as the context may require, the net asset value of a Unit, calculated pursuant to the Trust Deed;

“Non-eligible Investor”	any person by whose holding of Units (whether directly or beneficially) would:

(i) be in breach of any law or requirements of any country, any governmental authority or any stock exchange on which such Units are listed;

(ii) cause the assets of the Fund to become “plan assets” within the meaning of ERISA; or

(iii)       in the opinion of the Manager, result in the Fund incurring any liability to taxation or suffering any other pecuniary disadvantage which the Fund might not otherwise have incurred or suffered (in circumstances whether directly or indirectly affecting such person and whether taken alone or in conjunction with any other persons, connected or not, or any other circumstances appearing to the Manager to be relevant);

“NPC”	the National People’s Congress of the PRC;

“Offering Circular”	this offering circular issued in connection with the Units;

“PRC Stock Exchanges”	the Shanghai Stock Exchange and the Shenzhen Stock Exchange;

“Red Chip Companies”	companies incorporated outside the PRC and listed on the Stock Exchange and controlled by PRC entities, by way of direct or indirect shareholding and/or representation on the board of directors;

“Registrar”	Computershare Hong Kong Investor Services Limited;

“QFII”	qualified foreign institutional investor approved by CSRC pursuant to the Measures;

“QFII Custodian”	Bank of Communications Co., Ltd., a joint stock company incorporated in the PRC with limited liability and 19.03% ultimately owned by HSBC Holdings;

“Research Adviser”	HSBC Jintrust Fund Management Company Limited, a company incorporated in the PRC and is 49% ultimately owned by HSBC Holdings;

“RMB”	Renminbi Yuan, the lawful currency for the time being and from time to time of the PRC;

“SAFE”	State Administration of Foreign Exchange;

“SAT”	State Administration of Taxation;

“Securities”

any share, stock, debenture, loan stock, bond, unit share or other interest in any Collective Investment Schemes, Commodity (as defined in the Trust Deed), share price index futures contract, security, commercial paper, acceptance, trade bill, treasury bill, currency, instrument or note of or issued by or under the guarantee of any body, whether incorporated or unincorporated, or of any government or local governmental authority or supranational body, whether paying interest or dividends or not, and whether fully paid, partly paid or nil paid and includes (without prejudice to the generality of the foregoing):

(i) any right, option or interest (howsoever described) in or in respect of any of the foregoing;

(ii) any certificate of interest or participation in, or temporary or interim certificate for, receipt for or warrant to subscribe or purchase, any of the foregoing;

(iii) any instrument commonly known or recognised as a security;

(iv) any receipt or other certificate or document evidencing the deposit of a sum of money, or any rights or interests arising under any such receipt, certificate or document;

(v) any bill of exchange and any promissory note;

(vi) any mortgage-backed security or other securitised receivable; and

(vii) any right, option or interest (howsoever described) in or in respect of any index or indices comprised of any of the foregoing;

“SFC”	the Securities and Futures Commission in Hong Kong;

“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

“Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“Trust Deed”	a trust deed dated 20 June, 2007 entered into between the Manager and the Trustee, as amended or supplemented from time to time;

“Trustee”	HSBC Institutional Trust Services (Asia) Limited;

“United States dollars” or “US$”	the lawful currency for the time being and from time to time of the United States of America;

“Unitholder(s)”	holder(s) of Units;

“Units”	units in the Fund;

“US Investment Company Act”	means the United States Investment Company Act of 1940, as amended;

“US Securities Act”	means the United States Securities Act of 1933, as amended;

“Valuation Day”

each Business Day and/or such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the Manager with the consent of the Trustee provided that not less than one (1) calendar month’s prior notice shall have been given to the Unitholders before any change in the Manager’s determination shall become effective;

“Valuation Point”

close of business in the last relevant market to close or such other time as the Manager and the Trustee may agree from time to time on each Valuation Day on which the Net Asset Value of the Fund and of a Unit falls to be calculated.

Unless otherwise specified, for the purposes of this Offering Circular, amounts dominated in US$ are translated into HK$ as follows:

HK$7.80 = US$1.00

These exchange rates are for the purposes of illustration only and no representation is made that any amounts in US$ or HK$ have been or could be converted at the above rates or any other rates or at all.

INVESTMENT OBJECTIVES AND POLICIES

The investment objective of the Fund is to achieve long-term capital growth by investing primarily in A shares directly through the qualified foreign institutional investor investment quota of the Manager and indirectly through investment of (i) up to 40% of its net asset value in financial derivative instruments and securities linked to A shares (such as CAAPs (including A share participation certificates/notes and/or other access products issued by third party investment banks or brokers)) and (ii) up to 40% of its net asset value in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares; provided that the Fund’s investment in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares will not exceed 50% in the aggregate of its net asset value. The Manager may consider, amongst others, profitability, prospect, outlook, valuation and volatility of the relevant securities and markets, the availability of the investments, and the economic and political environment and development affecting the relevant securities and markets in its selection criteria of investments for the Fund.

The Fund will not invest more than 10% of its net asset value in CAAPs issued by a single issuer; and the Fund’s aggregate investment in CAAPs shall not be more than 40% of its Net Asset Value.

There is no guarantee on the availability of the quantity of A shares and financial derivative instruments and securities linked to A shares that are appropriate for the Fund. In the event that such A share investments are not available, the Fund may also invest up to 10% of its Net Asset Value in other permissible investments or securities that are permitted under the Trust Deed, including but not limited to B shares, H shares, shares issued by red chip companies and such other investments as allowed under the qualified foreign institutional investor regime in the PRC.

The Fund may also invest in cash and cash equivalents on an ancillary basis.

Other than CAAPs, the Fund will not invest in or use financial derivative instruments other than for hedging purposes only.

The Fund’s assets will be actively managed by the Manager to invest where it considers will enable the Fund to achieve its investment objective.  There is no guarantee that the Fund’s investment objective will be achieved based on the investments selected.

Any change to the investment objectives and/or policies of the Fund must be approved by an Extraordinary Resolution passed by the Unitholders in a general meeting of the Unitholders.

INVESTMENT AND BORROWING RESTRICTIONS

INVESTMENT RESTRICTIONS

The Fund will be subject to the following principal investment restrictions:

(i)            not more than 10% of the Net Asset Value of the Fund may consist of securities (other than Government and other public securities(1)) issued by a single issuer(2);

(ii)           the Fund’s holding of ordinary shares of a single class (other than Government and other public securities) may not exceed 10% of the nominal amount of the ordinary shares of the same class in issue;

(iii)          not more than 15% of the Net Asset Value of the Fund may consist of securities of any company not listed or quoted on a market (including but not limited to stock exchange and over-the-counter market);

(iv)         not more than 30% of the Net Asset Value of the Fund may consist of Government and other public securities of a single issue;

(v)          notwithstanding the restrictions contained in paragraphs (i) and (ii), the Fund may be fully invested in Government and other public securities issued by a single issuer provided that it holds Government and other public securities of at least six different issues;

(vi)         not more than 15% of the Net Asset Value of the Fund may consist of warrants and options in terms of the total amount of premium paid, other than warrants and options held for hedging purposes;

(vii)          (a)           the net aggregate value of the contract prices, whether payable to or by the Fund, under all outstanding futures contracts entered into for the account of the Fund (other than futures contracts entered into for hedging purposes), together with the aggregate value of investments falling within paragraph (vii)(b) below held by the Fund, may not exceed 20% of the Net Asset Value of the Fund;

(b)          not more than 20% of the Net Asset Value of the Fund may consist of physical commodities(3) and commodity based investments(4);

(1)     any investment issued by, or the payment of principal and interest on, which is guaranteed by the government of any member state of the Organisation for Economic Co-operation Development (OECD) or any fixed interest investment issued in any OECD country by a public or local authority or nationalised industry of any OECD country or anywhere in the world by any other body which is, in the opinion of the Trustee, of similar standing.

(2)     an issuer of investments based on an underlying security (such as an issuer of covered warrants) is treated separately from an issuer of the underlying security, provided that the 10% restriction applicable to any single issuer is not exceeded if and when any rights of convertibility are exercised.

(3)     including gold, silver, platinum or other bullion.

(4)     other than securities issued by companies engaged in producing, processing or trading in commodities.

(viii)       not more than 10% of the Net Asset Value of the Fund may consist of shares or units in other open ended unit trusts or mutual funds which are non-recognized jurisdiction schemes and not authorised by the SFC.

The Fund may invest in one or more underlying schemes which are either recognised jurisdiction schemes (as permitted pursuant to the Code on Unit Trusts and Mutual Funds) or schemes authorised by the SFC. The value of the Fund’s holding of units or shares in each such underlying scheme may not exceed 30% of its total Net Asset Value, unless the underlying scheme is authorised by the SFC, and the name and key investment information of the underlying scheme are disclosed in this Offering Circular.

In addition, each such underlying scheme’s objective may not be to invest primarily in any investment prohibited by Chapter 7 of the SFC’s Code on Unit Trusts and Mutual Funds, and where such scheme’s objective is to invest primarily in investments restricted by such chapter, such holdings may not be in contravention of the relevant limitation.

Where the Fund invests in any underlying scheme(s) managed by the Manager or its connected persons, all initial charges on the underlying scheme(s) must be waived.

The Manager may not obtain a rebate on any fees or charges levied by an underlying scheme or its management company.

(ix)         not more than 10% of the Net Asset Value of the Fund may be invested in securities issued by or guaranteed by any single country with a credit rating below investment grade. For the avoidance of doubt, a “single country” shall include a country, its government, a public or local authority or nationalised industry of that country.

For the purposes of (i) and (ii) above, ETFs with the following characteristics (or such other characteristics that the SFC may determine from time to time) may be deemed as listed securities for the purposes of (i) and (ii) and shall not be treated as collective investment schemes for the purposes of (viii) above;

a) ETFs that are listed and regularly traded on recognized stock exchanges open to the public (nominal listing not accepted); and the investment objective of the ETFs is to track a securities/commodities index or the performance of the ETF is linked with a securities/commodities index. Such index should be able to comply with the acceptability requirements as stipulated under Chapter 8.6(e) of the Code on Unit Trusts and Mutual Funds published by the SFC; and/or

b) all ETFs authorised by the SFC.

In addition, the Manager shall not on behalf of the Fund:

(i)            invest in a security of any class in any company or body if any director or officer of the Manager individually owns more than 0.5% of the total nominal amount of all the issued securities of that class or the directors and officers of the Manager collectively own more than 5% of those securities;

(ii)           invest in any type of real estate (including buildings) or interests in real estate (including options or rights but excluding shares in real estate companies and interests in real estate investment trusts that are listed on a stock exchange);

(iii)          make short sales if as a consequence the liability of the Fund to deliver securities would exceed 10% of the Net Asset Value of the Fund (and for this purpose securities sold short must be actively traded on a market where short selling is permitted);

(iv)         write uncovered options;

(v)          write a call option if the aggregate of the exercise prices of all such call options written on behalf of the Fund would exceed 25% of the Net Asset Value of the Fund;

(vi)         make a loan out of the Fund without the prior written consent of the Trustee except to the extent that the acquisition of an investment or the making of a deposit might constitute a loan;

(vii)        assume, guarantee, endorse or otherwise become directly or contingently liable for or in connection with any obligation or indebtedness of any person in respect of borrowed money without the prior written consent of the Trustee;

(viii)       acquire any asset for the account of the Fund which involves the assumption of any liability which is unlimited; or

(ix)         apply any part of the Fund in the acquisition of any investments which are for the time being nil paid or partly paid in respect of which a call is due to be made unless such call could be met in full out of cash or near cash forming part of the Fund which has not been appropriated and set aside for any other purposes.

For purpose of investment restriction monitoring, CAAP will be treated as an equity investment in A Shares instead of being classified as a derivative in determining the appropriate limits.

As of the date of this Offering Circular, there is no current intention for the Fund to engage in stock lending. repurchase transactions or similar over-the-counter transactions, but this may change in light of market circumstances and where the Fund does engage in stock lending. repurchase transactions or similar over-the-counter transactions, prior approval shall be obtained from the SFC and no less than one month’s prior notice will be given to the Unitholders.

If the above investment restrictions are breached, the Manager will take as a priority objective all steps as are necessary within a reasonable period of time to remedy the situation, taking due account of the interests of the Unitholders.

The Fund’s direct investments in A Shares through the QFII investment quota of the Manager are also subject to compliance with the following investment restrictions applicable to each QFII (including the Manager):

(i)            shares held by each underlying foreign investor who makes investment through QFII investment quota in one listed company should not exceed 10% of the total outstanding shares of the company; and

(ii)           total shares held by all underlying foreign investors who make investment through QFII investment quotas in one listed company should not exceed 20% of the total outstanding shares of that company.

However, strategic investments in listed companies listed on the PRC Stock Exchanges in accordance with the “Measures for the Administration of Strategic Investment of Foreign Investors in Listed Companies” () are not subject to the above limitations.

BORROWING RESTRICTIONS

The Manager may borrow up to 25% of the Net Asset Value of the Fund for providing liquidity or taking advantage of investment opportunities.  Back-to-back loans will not be taken into account when determining whether or not such limit has been breached by the Fund.  The assets of the Fund may be charged or pledged as security for any such borrowings.

RISK FACTORS

Prospective investors should carefully consider the risk factors described below together with all of the other information included in this Offering Circular before deciding whether or not to invest in the Units.

RISKS RELATING TO THE FUND

Net asset value discount

The Fund is a close-ended fund and no Unitholders may demand redemption of their Units unless otherwise permitted in the Trust Deed.  In general, close-ended funds may trade at a discount or at a premium to their net asset value.  There is no assurance that the Units will be traded at a price that is equal to the Net Asset Value.  As the market price of the Units may be determined by factors such as Net Asset Value and market supply and demand for the Units, there is a risk that the Units will be traded at a discount to its Net Asset Value.  In times of market disruption or when there is an insufficient number of buyers and/or sellers of Units, the bid/ask spread of the market price of the Units may widen significantly.

Risks associated with the Fund’s investments

The Fund is an investment trust.  Investments of the Fund will be subject to market fluctuations and risks inherent in all investments and might also be affected by external factors such as global economic recession or the occurrence of any force majeure events which are beyond the control of the Fund.  Investors should also be aware that the value of the securities of such companies may fall as well as rise.  Therefore, the income of the Fund and the Net Asset Value might be adversely affected.  Since emerging markets tend to be more volatile than developed markets, investments in emerging markets such as the PRC market are exposed to higher levels of market risk.  Before making an investment decision, a prospective investor should consider the suitability of this investment with respect to the investor’s investment objectives and personal risk profile.

Active investment management

The Manager will invest the assets of the Fund in investments which it considers will achieve the investment objective of the Fund.  Whilst it is the intention of the Manager to implement strategies which are designed to achieve such objective, no guarantee or representation is made that such strategies will be successful.  The Manager may not be successful in selecting the best-performing securities or investment techniques.  In particular, any past results of the Manager with other investments or funds are not necessarily indicative of the future performance of the Fund and the Fund’s actual performance may lag behind that of similar funds or investment companies.  Investments in the Fund involve significant risks.  It is possible that an investor may lose a substantial proportion or all of its investment in the Fund.

The Fund may be terminated if the Net Asset Value falls below HK$400 million

If the Net Asset Value at any time falls below HK$400 million after three (3) years from the Listing Date, the Manager may in their absolute discretion terminate the Fund by at least three (3) months’ prior written notice.

Risks of investing in other investment companies, unit trusts or mutual funds

The Fund’s investments may comprise shares in other investment companies including foreign investment companies and mutual funds and units in unit trusts.  The market value of such shares or units may differ from the net asset value of the relevant fund.  As a shareholder in an investment company or mutual fund or a unitholder in a unit trust, the Fund would bear its ratable share of that entity’s expenses, including its investment advisory and administration fees.  At the same time, the Fund would continue to pay its own advisory and administration fees and other expenses.  As a result, the Fund and the Unitholders, in effect, will be absorbing duplicate levels of fees with respect to investments in other investment companies, unit trusts or mutual funds.

Risk of investing in CAAPs and ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares

CAAPs may not be listed and is subject to the terms and conditions imposed by its issuer.  These terms may lead to delays in implementing the Manager’s investment strategy.  Investment in CAAPs can be illiquid as there may not be an active market in the CAAPs.  In order to liquidate investments, the Fund relies upon the counterparty issuing the CAAPs and other synthetic instruments to gain exposure to A shares to quote a price to unwind any part of such CAAPs.

An investment in a CAAP is not an investment directly in the underlying investments (such as shares) themselves.  An investment in the CAAP to gain exposure to A shares does not entitle the holder of such instrument to the beneficial interest in the shares nor to make any claim against the company issuing the shares.

The Fund will be subject to credit risk of the issuers of the CAAPs invested by the Fund.  The Fund may suffer a loss if the issuers of the CAAPs becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties.

When the Fund invests in ETFs (including synthetic ETFs) authorised by the SFC with exposure to A shares, such ETFs are subject to risks similar to those mentioned above when those ETFs are synthetic instruments using financial derivative instruments to achieve their investment objectives.

Lack of majority control over investee companies

The Fund’s holding of ordinary shares of a single class (other than Government and other public securities) may not exceed 10% of the nominal amount of the ordinary shares of the same class in issue.  Under the current QFII regulatory regime, an underlying foreign investor who makes investment through QFII quota are prohibited to hold more than 10% of total outstanding shares of a listed company.  All investments made or to be made by the Fund will therefore be passive in nature and the Fund will not be able to exert any control over the relevant investee companies.  Investee companies may need to raise additional funds in the future to finance their respective businesses and operations.  If additional funds are raised through the issue of new equity or equity-linked securities other than on a pro rata basis to their existing shareholders, the Fund’s interests in the investee companies may be diluted accordingly.

Market risk

The Net Asset Value of the Units will change as a result of the fluctuations in the market value of the investments of the Fund.  As a result, the price of Units may go down as well as up.

Asset class risk

Although the Manager is responsible for the continuous supervision of the investment portfolio of the Fund, the returns from the types of Securities in which the

Fund invests may underperform returns from other securities markets or from investment in other assets.  Different types of Securities tend to go through cycles of out-performance and underperformance when compared with other general securities markets.

Concentration

There are various investment restrictions with which the Manager has to comply when managing the investments of the Fund.  Despite such restrictions, the concentration of the Fund’s investments in A shares in the PRC may subject the Fund’s investments to greater volatility than portfolios which comprise broad-based global investments. The Fund will be more susceptible to fluctuations in the share prices of the underlying A shares resulting from adverse conditions in the PRC.

Hedging

The Fund may also invest in derivatives for hedging purposes.  The Manager is permitted, but not obliged, to use hedging techniques to attempt offsetting market and currency risks.  There is no assurance that the hedging techniques to be adopted by the Manager will achieve a desired result which is beneficial to the Fund’s investments.

Repurchase agreements

Use of repurchase agreements involves certain risks.  For example, if the seller of securities under a repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its insolvency or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays.  If the seller fails to repurchase the securities, the Fund may suffer a loss to the extent proceeds from the sale of the underlying securities are less than the repurchase price.  If the seller becomes insolvent and subject to liquidation or reorganisation under applicable bankruptcy or other laws, the Fund’s ability to dispose of the underlying securities may be restricted.  In addition, it is also possible that the Fund may not be able to substantiate its interest in the underlying securities.

Short sales

A short sale involves selling a security which the selling party does not own:  it must borrow the security and place collateral with a lender, in order to make delivery to the buyer of such security.  Such trading involves greater risk than a long-only strategy, because it involves the obligation to replace that borrowed security, whatever its price may be, at the time the selling party is required to deliver it to the lender.  There is also a risk of not being able to cover short positions where the securities are not available for purchase in an illiquid market.

Counterparty risk

The Fund will be subject to credit risk with respect to the counterparties to any investments or contracts purchased by the Fund.  If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in bankruptcy or other reorganisation proceeding.  The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Fixed-income securities risk

The Fund may invest in fixed income securities rated investment grade or non-investment grade and may invest in unrated fixed income securities.  Fixed-income securities in which the Fund may invest include Chinese government bonds, mortgage-backed securities, including collateralised mortgage obligations, corporate and other types of bonds (both investment and non-investment grade) and commercial paper.  Non-investment grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default.  Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities.  An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default.  In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Convertible securities risk

The Fund may invest in securities that are convertible into common stock or other securities of the same or a different issuer or into cash within a particular period of time at a specified price or formula.  Convertible securities are usually fixed-income securities or preferred stock and generally entail less risk than the issuer’s common stock.  The value of a convertible security is a function of its “investment value” (its value as if it did not have a conversion privilege), and its “conversion value” (the security’s worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege).

To the extent that a convertible security’s investment value is greater than its conversion value, its price will be primarily a reflection of such investment value and its price will be likely to increase when interest rates fall and decrease when interest rates rise, as with a fixed-income security (the credit standing of the issuer and other factors may also have an effect on the convertible security’s value).  If the conversion value exceeds the investment value, it is likely that the price of the convertible security will rise above its investment value and, in addition, will sell at some premium over its conversion value.  This premium represents the price investors are willing to pay for the privilege of purchasing a fixed-income security with a possibility of capital appreciation due to the conversion privilege.  At such times the price of the convertible security will tend to fluctuate directly with the price of the underlying equity security.  Convertible securities may be purchased by the Fund at varying price levels above their investment values and/or their conversion values in keeping with the Fund’s objective.

The Fund may invest in fixed income securities rated investment grade or non-investment grade and may invest in unrated fixed income securities.  Although the Fund invests in these securities primarily on the basis of their equity characteristics, investors should be aware that convertible securities rated in non-investment grade categories are considered high risk securities; the rating agencies consider them speculative with respect to the issuer’s continuing ability to make timely payments of interest and principal.  Thus, to the extent that such convertible securities are acquired by the Fund, there is a greater risk as to the timely repayment of the principal of, and timely payment of interest or dividends on, such securities than in the case of higher-rated convertible securities.

Purchasing securities in initial public offerings

The Fund may purchase securities of companies in initial public offerings or shortly after those offerings are complete.  Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history.  These factors may contribute to substantial price volatility for the shares of these companies.

Such volatility can affect the value of the Fund’s investment in other funds that invest in these shares.  The limited number of shares available for trading in some initial public offerings may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavourable effect on prevailing market prices.  In addition, some issuers making initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors.  Some of these issuers may be undercapitalised or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.  The Fund may expose to additional settlement and counterparty risks if the transactions are not settled on a delivery versus payment basis.

Investing in unlisted companies and securities with lock-up period

The Fund may make direct investments in unlisted companies or enterprises.  The Fund may, as strategic investor, invest in companies or enterprises which impose a lock-up period on the Fund’s investment in such companies or enterprises.  Such investments will be of medium to long term nature.  The Fund expects to achieve capital growth, if any, by disposing of its interest in such companies or enterprises upon or after the listings of their securities or the expiry of the required holding period, or the sale of its interests therein to its joint venture partners or to third parties subject to the approval of the relevant parties and government authorities.  However, there is no assurance that such capital gains can be realised as expected or that the requisite approvals can be obtained in a timely manner.  The Fund’s investments in such investments may therefore be illiquid.  Investors are warned that this could lead to severe price volatility.

Inflation risk

Inflation risk refers to fluctuations in the value of currency.  Inflation decreases the value of money, thereby decreasing the real value of the Fund’s future investment returns.  To the extent that inflation occurs, it will reduce the real value of distributions (if any) paid to the Unitholders.

Trading risk and suspension of trading in the Units on the Stock Exchange

The Stock Exchange may suspend trading in the Units if, in its judgement, it is in the best interests of the market and investors in general.  During the period of suspension, investors will not be able to purchase or sell the Units on the Stock Exchange.

Units may be delisted from the Stock Exchange

The Stock Exchange imposes certain requirements for the continued listing of securities, including the Units, on the Stock Exchange.  Investors cannot be assured that the Fund will continue to meet the requirements necessary to maintain the Listing or that the Stock Exchange will not change the listing requirements.

Foreign exchange risk

A major part of the Fund’s investments will be denominated in RMB and a major portion of the Fund’s revenue and income will be received in RMB, any fluctuation in the exchange rate of the Hong Kong dollars relative to RMB will affect the Net Asset Value of the Units regardless of the performance of the Fund’s underlying portfolio.  As the Net Asset Value will be quoted in Hong Kong dollars, investors may suffer losses if RMB depreciates against Hong Kong dollars.

The Fund may also from time to time invest in securities denominated in other foreign currency.  Exchange rate movements may affect the value of Investment.

Since the Fund will aim at maximising returns in Hong Kong dollars, investors whose base currency is not Hong Kong dollars (or a currency linked to it) may be exposed to additional currency risk.

Foreign exchange transaction risk

Foreign exchange transactions involve a significant degree of risk, even if they are entered into for the purpose of hedging only.  The markets in which foreign exchange transactions are effected are highly volatile, highly specialised and highly technical.  Significant changes, including changes in liquidity, may occur in such markets within very short periods of time, often within minutes.  Foreign exchange transaction risks include, but are not limited to:

(i)           exchange rate risk;

(ii)          maturity gaps;

(iii)         interest rate risk; and

(iv)         potential interference by government intervention through regulation of local exchange markets, foreign investment or particular transactions in foreign currency.

Credit risk

The value of the Fund is subject to risk resulting from changes in the credit worthiness of its underlying investments.  For example, an issuer of a bond or a security might not be able to meet its obligation to make interest and principal payments, or investors as a whole may downgrade their view of the issuer resulting in a deterioration of the price of the issuer’s debt or security.

Potential conflicts of interests

The Manager or other investment advisers as may be appointed by the Manager from time to time may, in the course of their business, have potential conflicts of interests in relation to the Fund and may promote, manage, advise or otherwise be involved in any other funds or investment companies while they act as the Manager of the Fund.  For instance, associated companies or directors of the Manager or such other investment advisers appointed from time to time (if any) may act as underwriter(s) for securities sold to the Fund or provide investment management and/or advisory services to other clients (including other funds).

The Manager or its associated companies or any director will be free to render services similar to those which the Manager is providing to the Fund to other clients (including other funds).  Further, the Manager or its associated companies may receive commission, brokerage and other charges in relation to the sale or purchase of any investment by the Fund.

At present, the Manager and its investment advisers are also the manager or investment adviser of a number of funds whose investment objectives, investment approach and investment restrictions are similar to those of the Fund.  The Manager is aware of the potential conflicts of interests in allocating investment opportunities between the Fund and such other funds.  The Manager has therefore developed internal systems and controls to ensure that all the funds and accounts which they manage, including the Fund, are treated fairly, after considering whether or not the acquisition or disposition of investment is economical to a particular fund or account and the objectives, restrictions and strategies of such fund or account.

Potential investors should refer to the section headed “Potential conflicts of interests” below for further information in relation to potential conflicts of interests of the Manager.

Equity Market Risk

The returns of listed securities are affected by various factors including the underlying strength of cash flows, balance sheets and the management of the issuing entity of the listed securities. These factors may impact the ability of the underlying company to meet the challenges of fluctuating economic growth, structural change and competitive forces and the performance of the Fund.

Indemnity Risk

The Trustee and the Manager will be indemnified expressly under the terms of the Trust Deed or by law against any actions, costs, claims, damages, expenses or demands to which Trustee and/or the Manager may be put as trustee and/or manager to have recourse to the Fund; provided that neither the Trustee nor the Manager will be indemnified against any liability in respect of any fraud, wilful default or breach of their respective duties. Any indemnification from the Fund will have a negative impact on the Net Asset Value.

Termination Risk

Subject to approval by the SFC, the Fund may be terminated under the circumstances set out in the section headed “Termination of the Fund” in this Offering Circular. Unitholders may not be able to recoup all of their initial investment in the Fund.

Risk of withdrawal of authorization

The Fund has been authorized as a collective investment scheme under the Code on Unit Trusts and Mutual Funds by the SFC pursuant to section 104 of the SFO.  However, the SFC reserves the right to withdraw the authorization of the Fund. The SFC has a right to withdraw its authorisation of the Fund.

RISKS RELATING TO THE PRC

Investing in the PRC carries a high degree of risk.  Apart from the usual investment risk, investing in the PRC is also subject to certain other inherent risks and uncertainties.

Emerging market risk

Investing in emerging markets such as the PRC subjects the Fund to a higher level of market risk than investments in a developed country.  This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, settlement risk, greater risk of market shut down and more governmental limitations on foreign investment than those typically found in developed markets.

Political and economic considerations

Prior to 1978, the PRC economy was centrally planned, and the PRC government has been responsible for formulating five-year plans for the country which set forth economic targets.  However, since 1978, China has implemented a series of economic reform programmes in an effort to revitalise its economy and improve living standards through the creation of a socialist market economy.  In connection with these reforms, the PRC government has lifted output controls on numerous agricultural and industrial enterprises, relaxed price controls on most products, and implemented policies designed to attract foreign investment and technology.  The PRC government has also introduced tax and fiscal reforms designed to improve the uniformity and fairness of China’s tax system and to formalise the distribution of tax revenues between the central and local levels of government.  The PRC government is continuing to reform its state-owned enterprises in order to increase their productivity, efficiency and profitability.  In March 1999, the NPC amended China’s Constitution to further confirm, as a constitutional matter, that individual and private sectors of the economy constitute an important component of China’s socialist market economy and that legitimate rights and interests of individual and private sectors of the economy are protected by law.  The economy of China, which has been in a state of transition from a planned economy to a more market oriented economy, differs from the economies of most developed countries in many respects, including the level of government involvement, state of development, growth rate, control of foreign exchange and allocation of resources.

The PRC government has in recent years implemented economic reform measures emphasising the utilisation of market forces in the development of the PRC’s economy and a high level of management autonomy.  However, there can be no assurance that the PRC government will continue to pursue such economic policies or, if it does, that those policies will continue to be successful.  Any adjustment and modification of those economic policies may have an adverse impact on the securities markets in the PRC as well as on overseas companies which trade with or invest in the PRC.

The economy of the PRC has experienced significant growth in the past twenty years, but growth has been uneven both geographically and among various sectors of the economy.  Economic growth has also been accompanied by periods of high inflation.  The PRC government may from time to time adopt corrective measures to control inflation and restrain the rate of economic growth, which may also have an adverse impact on the capital growth and performance of the Fund.  Further, political changes, social instability and adverse diplomatic developments in the PRC could result in the imposition of additional government restrictions including the expropriation of assets, confiscatory taxes or nationalisation of some or all of the investments held by the underlying securities in which the Fund may invest.

Furthermore, a portion of the economic activity in the PRC is export-driven, hence, is affected by developments in the economies of the principal trading partners of the PRC.  Given that the PRC stock market has in the past experienced substantial price volatility, there is no assurance that such volatility will not occur in the future.  The above factors could negatively affect the value of the investments held by the Fund and the Net Asset Value.

Government control of currency conversion and future movements in exchange rates

RMB is currently not freely convertible. Since 1994, the conversion of RMB into Hong Kong dollars and United States dollars has been based on rates set by the People’s Bank of China, which are set daily based on the previous day’s PRC interbank foreign exchange market rate.  From 1994 to 20 July, 2005, the exchange rate for RMB against the United States dollars and the Hong Kong dollars has been generally stable.  On 21 July, 2005, the PRC government introduced a managed floating exchange rate system to allow the value of RMB to fluctuate within a regulated band based on market supply and demand and by reference to a basket of currencies.

On the same day, the value of RMB appreciated by approximately 2% against the United States dollars.  Since then, the PRC central bank has allowed the official RMB exchange rate to float against a basket of foreign currencies.  On April 16, 2012, the People’s Bank of China () enlarged the previous floating band of the trading prices of the RMB against the United States dollars in the inter-bank spot foreign exchange market from 0.5% to 1% in order to further improve the managed floating RMB exchange rate regime based on market supply and demand with reference to a basket of currencies. There can be no assurance that such exchange rate will not fluctuate widely against the United States dollars, Hong Kong dollars or any other foreign currency in the future.  Any appreciation of RMB will increase the value of any dividends that the Fund may receive from its PRC investments and the Net Asset Value, which will be quoted in Hong Kong dollars, and vice versa.

Legal and regulatory system

The PRC legal system is a codified legal system comprising written statutes, regulations, circulars, administrative directives, internal guidelines and their interpretation by the Supreme People’s Court.  Unlike common law jurisdictions such as Hong Kong, decided cases do not form part of the legal structure of the PRC, prior court decisions may be cited for reference but have no binding effect.  Experience in the implementation, interpretation and enforcement of the laws and regulations and of commercial contracts, undertakings and commitments entered into is also limited.  As such, the administration of the PRC laws and regulations may be subject to a certain degree of discretion by the authorities.  The outcome of dispute resolutions may not have the level of consistency or predictability as in other countries with more developed legal systems.  Due to such inconsistency and unpredictability, if the Fund should be involved in any legal dispute in the PRC, it may experience difficulties in obtaining legal redress or in enforcing its legal rights.  Thus, there is no assurance that such inconsistency or future changes in legislation or the interpretation thereof may not have any adverse impact upon the investments of the Fund in the PRC.

Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organisation and governance, commerce taxation and trade.  Two examples are the promulgation of the Contract Law of the PRC to unify the various economic contract laws into a single code, which came into effect on 1 October, 1999, and the Securities Law of the PRC, which came into effect on 1 July, 1999 and was revised in the year of 2005.  However, as these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations generally involve significant uncertainties.

Despite the PRC government’s effort in improving commercial laws and regulations in the PRC, many of these laws and regulations remain unclear.  The PRC government is still in the process of developing a comprehensive set of laws and regulations in the course of PRC’s transformation from a centrally planned economy to a more free market oriented economy.  Along the developing process of the PRC legal and regulatory system, there is no assurance that any future changes in such laws and regulations or their interpretation or their enforcement thereof will not have any material adverse effect on the Fund’s investments in the PRC.

CSRC is responsible for supervising the national securities markets and producing relevant regulations in the PRC.  The securities market and the regulatory framework for the securities industry in the PRC is still at an early stage of development as compared with those of developed countries, there may be lower level of regulatory monitoring system of the activities in an emerging securities market.

Nationalisation and expropriation

After the formation of the Chinese socialist state in 1949, the Chinese government renounced various debt obligations and nationalised private assets without providing any form of compensation.  There can be no assurance that the Chinese government will not take similar actions in the future.  Accordingly, an investment in the Fund involves a risk of a total loss.  However, in recent years, PRC government has adopted a more friendly attitude towards foreign investment in the PRC.  As provided by the PRC Sino-Foreign Equity Joint Venture Law and the PRC Foreign Invested Enterprises Law, the nationalisation and expropriation shall not be imposed to foreign invested enterprises unless such measures may be conducted with corresponding compensation under certain special circumstances and for the purposes of public interests.  The NPC promulgated the PRC Property Rights Law which will come into effect on 1 October, 2007.  It is clearly stated in the new Property Rights Law that expropriation of houses and other real properties of individuals and institutions shall be subject to compensation.

QFII

Under the prevailing regulations in the PRC, foreign investors can invest in the A-Share market through institutions that have obtained QFII status in the PRC.  The Fund itself is not a QFII, but may invest directly in A Shares via the QFII investment quota obtained by the Manager.  The QFII licence granted by CSRC to the Manager is valid until this is terminated by the CSRC.  In the event that the licence of the Manager is being terminated by the CSRC, the Manager will lose its status as a QFII.  Should the Manager lose its QFII status or the Manager retires or is removed, the Fund may not be able to invest through the Manager’s QFII investment quota in A Shares and other financial instruments permitted under the Investment Regulations, and the Fund may be required to dispose of its holdings which would likely have a material adverse effect on the Fund.

Investors should note that the prevailing rules and regulations governing QFIIs impose restrictions on investments, minimum investment holding periods and repatriation of principal and profits in relation to QFII investments in A Shares and other financial instruments permitted under the Investment Regulations, which will restrict the ability of the Fund to invest in A Shares and such instruments.

•                                       Investment Restrictions, Repatriation, etc

Direct investments in A Shares through QFIIs are subject to compliance with the following investment restrictions which are currently in force and applicable to each QFII (including the Manager):

(i)           shares held by each underlying foreign investor who makes investment through QFII investment quota in one listed company should not exceed 10% of the total outstanding shares of the company; and

(ii)          total shares held by all underlying foreign investors who make investment through QFII investment quotas in one listed company should not exceed 20% of the total outstanding shares of that company.

However, strategic investments in listed companies listed on the PRC Stock Exchanges in accordance with the “Measures for the Administration of Strategic

Investment of Foreign Investors in Listed Companies” () are not subject to the above limitations.

The investment restrictions will be applied to underlying foreign investors.  However, it will be difficult in practice for the QFII to monitor the investment of the underlying foreign investors since the investor may make investment through different QFIIs.  This Fund currently has the exclusive use of the QFII investment quota of US$ 200 million granted by the SAFE to the Manager on 13 February 2007, the Fund does not have access to the additional QFII investment quota of the Manager. Investors should be aware that violations of the QFII regulations may arise out of activities relating to such portion of the Manager’s QFII investment quota which is being utilised by its customers other than the Fund, such violations could result in the revocation of or other regulatory action in respect of the QFII investment quota of the Manager as a whole, including any portion made available to or utilised by the Fund.

In this regard, the capacity of the Fund to make investments in A Shares may be adversely affected by the investment activities of other clients of the Manager who utilise the additional QFII investment quota the Manager obtained from SAFE for such other clients.

In addition, since there are limitations on total shares held by all underlying investors in one listed company, the capacity of the Fund to make investments in A Shares will be affected by the activities of all underlying investors, not just the Manager.

Within six (6) months, subject to any extension that may be granted by SAFE, of being issued with the foreign exchange registration certificate by SAFE, the Manager is required to remit the entire investment principal for their QFII investment quota into the special RMB account opened with the QFII Custodian.  Any shortfall will automatically result in the amount of the relevant QFII investment quota being lowered to the amount paid in provided that this is no less than US$50 million.  Once remitted, invested capital may not be repatriated for a minimum of one (1) year for a close-ended fund.  Repatriation of capital is subject to SAFE’s approval and there are restrictions imposed on the repatriation amount and interval.

Net realised profits for any financial year of the QFII may be repatriated following completion of the audit of the QFII investment quota net realised profits by a PRC registered accountant for such period and all applicable tax having been paid, and all repatriations require the approval of SAFE.  In this regard, the process of repatriations may be affected by any delay in completion of the audit of the QFII investment quota by the PRC registered accountant and the obtaining of the approval from SAFE which may be out of control of the Manager.

•                                       Currency and Exchange Rate

Under the QFII investment quota, the Fund’s investments include A Shares or other permissible securities denominated in RMB while the Net Asset Value will be quoted in Hong Kong dollar.  Funds that the Fund will make available to make such investments will be converted into RMB.  The cost of investments of the Fund in A Shares or other securities denominated in RMB and the performance of such investment will be affected by the exchange rate movements between Hong Kong dollars and RMB.

•                                       Manager, QFII Custodian and PRC Brokers

Since the Manager has assumed dual roles as the Manager of the Fund and the QFII investment quota provider for the Fund, the Manager will ensure all transactions and dealings be made in compliance with the Trust Deed as well as the relevant laws and regulations applicable to the Manager.  However, there can be no assurance that the Manager will be able to provide sufficient QFII investment quota to meet all proposed investments to be made by the Fund, or that investments of the Fund can be realised in a timely manner due to possible adverse changes in relevant laws or regulations, which will hinder the Fund’s ability in pursuing the investment objectives or result in loss under extreme circumstances.

Any A Shares or other permissible securities acquired by the Fund through the QFII investment quota of the Manager will be maintained by its QFII Custodian, in electronic form via a securities account in such name as may be permitted or required in accordance with PRC law with China Securities Depository and Clearing Corporation Limited.  The QFII Custodian is Bank of Communications Co., Ltd..  Pursuant to an agreement entered into between the Manager as the QFII and the QFII Custodian, and a participation agreement entered into among the Manager, the QFII Custodian and the Trustee, relating to the custody, operation and management of the Fund’s assets in the PRC, the QFII Custodian is responsible for providing custody services to the Fund’s assets (except for interests in open-ended funds acquired for the account of the Fund, which will be maintained in the accounts opened with the registration institutions as appointed by the relevant fund managers) and uninvested cash in the PRC.  Further, the Manager has selected brokers (“PRC Brokers”) to execute transactions for the Fund in the PRC markets.

The Fund may incur losses due to the acts or omissions of the QFII Custodian or the fund managers, and will be exposed to the risk involved in the execution or settlement of any transaction or in the transfer of any funds or securities in the PRC settlement system. However, if such acts or omissions is caused by the negligence or breach of the relevant agreements on the part of the QFII Custodian or the fund managers, such party shall be liable to the Fund for any losses, liabilities, costs and expenses suffered by the Fund.

The Fund may incur losses due to the acts or omissions of the PRC Brokers and will be exposed to the risk involved in the execution or settlement of any transaction or in the transfer of any funds or securities in the PRC settlement system. However, if such acts or omissions is caused by the gross negligence or breach of the relevant agreements on the part of PRC Brokers, such party shall be liable to the Fund for any losses, liabilities, costs and expenses suffered by the Fund. The Manager needs to appoint broker(s) in the PRC to execute transactions for the Fund in the PRC markets. Should, for any reason, the Manager be unable to use the relevant broker in the PRC (for instance, as a result of a credit event of the broker or when the broker becomes disqualified to act as the broker of the Fund) the operation of the Fund would be adversely affected. The Manager shall exercise reasonable care and diligence in the ongoing monitoring of the PRC Brokers and be satisfied that the PRC Brokers retained remain suitably qualified and competent to provide the relevant service.

•                                       Developing Regulatory System

The Investment Regulations which regulate investments by QFIIs in the PRC and the repatriation and currency conversion are relatively new.  The application and interpretation of such investment regulations is therefore relatively untested and there is no certainty as to how they will be applied.  CSRC and SAFE have been given wide discretions in such investment regulations and there is no precedent or certainty as to how these discretions might be exercised now or in the future.  At this stage of early development, the QFII investment regulations may be subject to further revisions in the future, there is no assurance whether such revisions will prejudice the QFII(s) or

CAAP(s) issued by the QFII(s) or other issuers, or whether the QFII investment quotas (including the quota granted to the Manager to be utilised by the Fund) which are subject to review from time to time by CSRC and SAFE may be removed substantially or entirely.

Illiquidity and potential market volatility

The trading volumes of the markets in the PRC through which the Fund may invest might be lower than those on the Stock Exchange or other leading stock exchanges.  This means that the Fund may experience difficulty in investing in securities which trade exclusively on an exchange with low trading volumes and/or may experience difficulty in realising the value of such investments.  Low turnovers may also result in significant price volatility and a potential lack of liquidity.

Under the investment objectives of the Fund, the Fund may invest in A Shares and B Shares.  Investors should note that the PRC Stock Exchanges, on which A Shares and B Shares are traded, are in the process of change and development, their market capitalisation and trading volumes are lower than those in more developed financial markets.  This may lead to trading volatility, difficulty in the settlement and recording of transactions, difficulty in interpreting and applying relevant regulations and potential lack of liquidity due to low trading volume in the markets.  The Fund may be exposed to significant fluctuations in the prices of securities traded on those markets, and value of the Units may be adversely affected in the event the Fund has made any investments in such securities.  The risk also exists that an emergency situation may arise in the market or large price fluctuation may exist in the market as a result of which trading of securities may cease or may be substantially curtailed.

Accounting and reporting standards

PRC companies are required to follow PRC accounting standards and practice which follow international accounting standards to certain extent.  However, the accounting, auditing and financial reporting standards and practices applicable to PRC companies may be less rigorous, and there may be significant differences between financial statements prepared by accountants following the PRC accounting standards and practice and those prepared in accordance with international accounting standards.  For example, there are differences in the valuation methods of properties and assets and in the requirements for disclosure of information to investors which may result in non-disclosure of certain material information of the investee entities the Fund may invest in.

As the disclosure and regulatory standards in China are less stringent than in more developed markets, there might be substantially less publicly available information about Chinese issuers.  Therefore, disclosure of certain material information may not be made, and less information may be available to the Fund and other investors.

Taxation in the PRC

By investing in A Shares and other permissible PRC investments prescribed by the relevant Investment Regulations, the Fund may be subject to withholding and other taxes imposed in the PRC.  Pursuant to the CIT Law and its Implementation Rules, a foreign enterprise that does not have any establishment in the PRC is subject to withholding income tax at the reduced rate of 10% for the interest, royalty, rental and other income (including capital gains) earned from sources in the PRC.  However, the PRC tax authorities have not clarified whether the income tax is payable on capital gains arising from securities trading of QFII.  It is therefore possible that the relevant tax authorities may in the future clarify the tax position and impose a capital gains tax on realised gains from dealing in PRC equities and/or other securities.

Pursuant to the notice Caishui [2005] No. 155 issued jointly by SAT and Ministry of Finance in December 2005, gains made by QFIIs from securities trading executed by the PRC Brokers in the PRC are exempted from business tax.

There is a possibility that the current tax laws, regulations and practice in the PRC will be changed with retrospective effect in the future.  Moreover, there is no assurance that existing tax laws and regulations will not be revised or amended in the future.  Any of these changes may reduce the income from, and/or value of, the Units.

In light of the uncertainty as to how gains or income that may be derived from the Fund’s investments in the PRC will be taxed, the Manager reserves the right to provide for withholding tax on such gains or income and withhold tax for the account of the Fund.  Accordingly, the Net Asset Value and the profitability of the Fund may be affected.

In particular, in relation to the realised capital gains the fund gains from its investments in A Shares, the Fund invests part of its portfolio in China A Shares and is subject to the risks and uncertainties associated with China’s tax rules and practices. In particular, in relation to the realised capital gains the Fund gains from its investments in A Shares, the Fund currently elects to withhold 10% of such gains as tax provision. Such provisions (if made) may be more than or less than the Fund’s actual tax liabilities and investors may be advantaged or disadvantaged depending upon the final outcome of how such gains will be taxed and when they purchased and/or sold the units of the Fund on the stock exchange.

Any tax provision, if made, will be reflected in the net asset value of the Fund. Unitholders who have completely redeemed their Units will not be affected by any subsequent discovery of the insufficiency of the tax provision. Likewise, such Unitholders will not benefit from any refund of excess tax provisions. Investors may be advantaged or disadvantaged depending upon the final outcome of how such gains will be taxed and when they purchased and/or sold the Units on the stock exchange and/or when they subscribed and/or redeemed the Units. Investors should note that no Unitholders who have redeemed their Units before the refund of any excess tax provision shall be entitled to claim in whatsoever form any part of the withholding amounts refunded to the Fund, which amount will be reflected in the net asset value of Units.

WTO

The PRC became a member of WTO on 11 December, 2001.  With the PRC’s accession into the WTO, companies in which the Fund invests in the PRC may face increased competition as the PRC is required to significantly reduce the trade barriers for imports that have historically existed and that currently exist in the PRC, such as reducing restrictions on trading for certain kinds of products of foreign companies, lifting prohibitions, quantitative restrictions or other measures maintained against imports and significantly reducing tariffs.  Any present or future increase in foreign competition may have an adverse effect on the Fund’s investments in the PRC.

Risk relating to wars or terrorist attacks

Any adverse political and/or economic impact on the PRC which may be originated from wars or terrorist attacks similar to the ones occurred in the US in September 2001 is possible.  There can be no assurance that there will not be any wars or terrorist attacks which could have direct or indirect effect on the PRC in which the investments of the Fund will be located and the corresponding political and/or economic effects arising therefrom, if any, may in turn adversely affect the investments and profitability of the Fund.

The outbreak, or threatened outbreak, of any severe communicable disease in the PRC

The outbreak, or threatened outbreak, of any severe communicable disease (such as severe acute respiratory syndrome or avian influenza) in the PRC, could materially and adversely affect the overall business sentiments and environment in the PRC, particularly if such outbreak is inadequately controlled.  This in turn could materially and adversely affect the investments and profitability of the Fund.

Global economic downturn

There is risk that the economic recovery of the U.S. after the financial crisis will be slow and there is risk that the U.S. economy will slip into low growth for a relatively long period. Through policies such as the monetary easing policies, the U.S. equity markets have recovered to a certain extent, though high unemployment remains a major concern. There is also pressure on the U.S. government to cut the budget deficit in order to prevent more complicated consequences. In Canada, though there are plans to gradually withdraw emergency stimulus while kindling growth, there is risk that the recovery in Canada’s economy will be slow if the government does not take measures to safeguard economic growth.

In addition, the Economic and Monetary Union (“EMU”) of the European Union (“EU”) requires compliance with restrictions on inflation rates, deficits, interest rates, debt levels and fiscal and monetary controls, each of which may significantly affect every country in Europe. Decreasing imports or exports, changes in governmental or EMU regulations on trade, changes in the exchange rate of the euro, the default or threat of default by an EMU member country or its sovereign debt, and recessions in an EMU member country may have a significant adverse effect on the economies of EMU member countries and their trading partners, including some or all of the Europe financial sector countries. The European financial markets have recently experienced volatility and adverse trends due to concerns about rising government debt levels of several European countries, including Greece, Spain, Ireland, Italy and Portugal. A bailout package was put in effect by the EU for Greece and Ireland and recently Portugal has reached an agreement on a bailout package from the EU. Fears of debt contagion to other countries in the EU remain.

These events have adversely affected the exchange rate of the Euro and US Dollar and may continue to significantly affect the U.S. and every country in Europe, and as a result affect the volatility of the global financial markets and the economic growth in the Asia-Pacific region. The value of the investments of the Fund could be adversely affected by the worsening of general economic conditions globally or in certain individual markets.

RISKS RELATING TO HONG KONG

Economic, political and legal developments

The Net Asset Value is to be quoted in Hong Kong dollars.  Accordingly, the Fund’s operational results, financial position and prospects could be affected by economic, political and legal developments in Hong Kong.  On 1 July, 1997, Hong Kong became a special administrative region of the PRC when the PRC resumed the exercise of sovereignty over Hong Kong.  The basic policies of the PRC regarding Hong Kong are embodied in the Basic Law of Hong Kong, which provides that Hong

Kong shall have a high degree of autonomy and enjoy executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.  However, there is no assurance that economic, political and legal developments in Hong Kong will not be adversely affected as a result of the exercise of sovereignty by the PRC over Hong Kong or otherwise.  If there are any material adverse changes in the general economic, political and legal development in Hong Kong, the Fund’s operational results and financial position may be adversely affected.

Devaluation of the Hong Kong dollars

The Hong Kong dollars has been pegged to the United States dollars since 1983.  The Hong Kong government has repeatedly reaffirmed its commitment to this pegged exchange rate system.  Accordingly, any depreciation in the United States dollars against other currencies will cause the Hong Kong dollars value of the Units to depreciate against such other currencies.  In the event this pegged exchange rate system were to change, there is a risk that the Hong Kong dollars might devalue against the United States dollars and the corresponding value of the Units in United States dollars terms might be significantly reduced.

MANAGEMENT AND OPERATIONS

Manager

HSBC Global Asset Management (Hong Kong) Limited, the Manager, is a company incorporated with limited liability in Hong Kong on 9 March, 1973.  It is indirectly wholly-owned by HSBC, which is ultimately wholly-owned by HSBC Holdings, and is licensed by the SFC to conduct type 1 (dealing in securities), type 2 (dealing in futures contracts), type 4 (advising on securities), type 5 (advising on futures contracts) and type 9 (asset management) regulated activities as defined under the SFO.  The Manager manages assets for a wide range of clients, including pension funds, institutions, charities and private clients.

The Manager is a QFII and has been granted a QFII licence by CSRC on 5 September, 2006 and an investment quota by SAFE of US$200 million on 13 February, 2007 to make direct investments in A Shares and other financial instruments permitted under the Investment Regulations.  The Fund currently has exclusive use of the QFII investment quota of US$200 million granted by SAFE to the Manager.  The Fund does not have access to the additional QFII investment quota of the Manager.

RESEARCH ADVISER

HSBC Jintrust Fund Management Company Limited, the Research Adviser, is regulated by CSRC and has been appointed by the Manager to provide to it certain advisory and research services in relation to the Fund.  The Research Adviser does not have investment discretion and shall be responsible to the Manager.  The fees of the Research Adviser will be paid by the Manager.

TRUSTEE AND REGISTRAR

HSBC Institutional Trust Services (Asia) Limited, the Trustee, is a company incorporated with limited liability in Hong Kong on 27 September, 1974.  It is a member of the HSBC Holdings Group and a registered trust company under the Trustee Ordinance (Chapter 29 of the Laws of Hong Kong).  The Trustee shall stand possessed of the assets of the Fund subject to the provisions of the Trust Deed.  The Trustee may, however, appoint any person or persons to be custodian of such assets. The Trustee shall exercise reasonable care and diligence in the selection, appointment and ongoing monitoring of its nominees, agents and delegates; and be satisfied that such nominees, agents and delegates retained remain suitably qualified and competent to provide the relevant service.

The Trustee and the Manager have appointed Computershare Hong Kong Investor Services Limited as the Registrar of the Fund.

QFII CUSTODIAN

Bank of Communications Co., Ltd., the QFII Custodian, is responsible for safekeeping of the Fund’s assets in the PRC.  It is a joint stock company incorporated in the PRC with limited liability and is a licensed bank in the PRC.

REDEMPTION AND TRADING OF UNITS

NO REDEMPTION OF UNITS

No Unitholders shall have any right to demand redemption of the Units owned by them unless otherwise permitted under the Trust Deed.

TRADING OF UNITS

The Units can be bought and sold on the Stock Exchange in board lots of 500 Units.  When buying or selling the Units on the Stock Exchange, a Unitholder will incur customary brokerage commissions, stamp duties and other levies imposed by the SFC and/or the Stock Exchange as set out in the section headed “Charges and expenses”.

COMPULSORY TRANSFER OR REDEMPTION OF UNITS

Upon notice that any of the Units are held by a Non-eligible Investor, the Manager, at its absolute discretion, may give notice to the Non-eligible Investor requiring him to transfer such Units to a person whose holding would be permissible as described in this Offering Circular and as permitted under the Trust Deed or may give a request in writing for the redemption of such Units.

GENERAL MANDATE TO REPURCHASE UNITS

The Manager may, from time to time, repurchase the Units subject to the requirements under rule 10.06 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, with necessary changes being made, as if the provisions therein were applicable to the Fund.  These include, but are not limited to, the requirement to seek the Holder’s approval by way of an ordinary resolution at a Holder’s general meeting to grant a general mandate to the Manager to repurchase Units on-market on behalf of the Fund, the dealing restrictions, the restrictions on subsequent issues, the reporting requirements and status of the purchased Units.  In particular, the Manager will not repurchase any Unit on-market at a price exceeding (a) by 5% or more than the average closing market price of the Units for the 5 preceding trading days on which the Units were traded on the Stock Exchange of Hong Kong Limited; or (b) the net asset value per unit of the Fund on the preceding trading day, whichever is lower.

Repurchase under the general mandate will only be made when the Manager believers that such repurchase will be benefit the Fund and the Holders as a whole.  Such Repurchase will be made out of funds which are legally available for the purpose in accordance with the Trust Deed and the laws of Hong Kong.  It will be funded from the selling down of the Fund’s assets (other than the A-shares which are subject to lock-up restrictions under the PRC regulations) and will not be funded from borrowings.

The Manager is permitted to repurchase Units in accordance with all applicable laws, rules, regulations, codes or guidelines issued by the SFC or any relevant governmental or regulatory authority.

LISTING

The Units are listed on the Stock Exchange and have been accepted as eligible securities by HKSCC for deposit, clearing and settlement in CCASS with effect from the date of commencement of dealings in the Units on the Stock Exchange.  Settlement of transactions between participants of the Stock Exchange on any trading day is required to take place in CCASS on the second Business Day thereafter.  All activities under CCASS are subject to the General Rules of CCASS and CCASS Operational Procedures in effect from time to time.

In the event that the Manager in future determines to apply for the withdrawal of SFC authorisation of the Fund from the SFC and/or the de-listing of the Fund from the Stock Exchange, it must first seek the prior approval of the Unitholders.  Any proposal to apply for the withdrawal of SFC authorisation and/or the de-listing must be approved by an Extraordinary Resolution passed by the Unitholders in a general meeting of the Unitholders.

CALCULATION OF THE NET ASSET VALUE

CALCULATION OF THE NET ASSET VALUE

The Trust Deed provides for the Net Asset Value per Unit to be determined as at the Valuation Point on the Valuation Day.  However, the Trust Deed provides that the value of Units may be calculated on such other Business Day as the Manager may determine with the consent of the Trustee provided that not less than one (1) calendar month’s prior notice shall be given to the Unitholders prior to change.  The Net Asset Value per Unit is calculated by valuing the assets of the Fund, deducting the liabilities of the Fund, and dividing the result by the number of Units in issue.

The Trust Deed permits the Manager, with the consent of the Trustee, to request the Trustee to adjust the value of any investment or permit some other method of valuation to be used if the Manager considers that such adjustment or other method of valuation is required to reflect more fairly the value of the relevant investment.

SUSPENSION OF CALCULATION OF THE NET ASSET VALUE

The Manager may, with the prior consent of the Trustee, declare a suspension of the determination of the Net Asset Value of the Fund for the whole or any part of any period during which:

(a)          any securities market, commodities market or futures exchange on which a significant portion of the investments of the Fund is listed, quoted, traded or dealt in is closed (other than customary weekend and holiday closing) or trading in any such exchange or market is restricted or suspended; or

(b)          circumstances exist as a result of which, in the opinion of the Manager, it is not reasonably practicable to dispose of Investments held or contracted for the account of the Fund or as a result of which such disposal would be materially prejudicial to the Unitholders; or

(c)          when a breakdown occurs in any of the means normally employed in ascertaining the value of investments or the Net Asset Value of the Fund or the Net Asset Value per Unit or when for any other reason the value of any of the investments or other assets of the Fund or the Net Asset Value of the Fund or the Net Asset Value per Unit cannot in the opinion of the Manager reasonably or fairly be ascertained; or

(d)          during which the Fund is unable to repatriate funds for the purpose of making payments on the redemption of Units by the Manager or during which any transfer of funds involved in the realisation or acquisition of investments or payments due on redemption of Units cannot in the opinion of the Manager be effected at normal rates of exchange; or

(e)          when the issue, redemption by the Manager or transfer of Units would result in the violation of any applicable law.

Such suspension shall take effect forthwith upon the declaration thereof and thereafter there shall be no determination of the Net Asset Value of the Fund until the Manager shall declare the suspension at an end, except that the suspension shall terminate in any event on the day following the first Business Day on which (i) the condition giving rise to the suspension shall have ceased to exist and (ii) no other condition under which suspension is authorised under the Trust Deed shall exist.

Whenever the Manager shall declare such a suspension it shall, as soon as may be practicable after any such declaration and at least once a month during the period of such suspension, publish a notice in one Hong Kong daily English language newspaper and one Hong Kong daily Chinese language newspaper, if applicable rules so require.

POTENTIAL CONFLICTS OF INTEREST

The Manager, or its associated companies may:

(a)                              contract or enter into any financial, banking, insurance or other transaction with one another, the Unitholders, or any corporation or body any of whose securities, financial instruments or investment products form part of the assets of the Fund and be interested in any such contract or transaction; and

(b)                              invest in and deal with securities or any property of the kind included in the property of the Fund for their respective individual accounts or for the account of a third party.

It is possible that the Manager, or other investment advisers as may be appointed by the Manager from time to time may, in the course of their business, have potential conflicts of interests in relation to the Fund and may promote, manage, advise or otherwise be involved in any other funds or investment companies while they act as the Manager or investment adviser of the Fund.  For instance, associated companies or directors of the Manager or such other investment advisers may act as underwriter(s) for securities sold to the Fund or provide investment management and/or advisory services to other clients (including other funds).

The Manager or its associated companies will be free to render services similar to those which the Manager is providing to the Fund or to other clients (including other funds).

The Manager or other investment advisers as may be appointed by the Manager are required to devote such time and effort to the Fund’s business as is necessary to promote the interests of the Fund.  Conflicts, however, may arise (i) in the allocation of resources and attention by the Manager or such other investment advisers between the Fund and other funds managed or advised by, and/ or other clients of, the Manager or such other investment advisers; and (ii) in the allocation of investment opportunities identified by the Manager or such other investment advisers between the Fund and other funds managed or advised by, and/or other clients of, the Manager or such other investment advisers.

At present, the Manager or its associated companies are also the investment manager or investment adviser of a number of funds whose investment objectives, investment approach and investment restrictions are similar to those of the Fund.  The Manager is aware of the potential conflicts of interests in allocating investment opportunities between the Fund and such other funds.  The Manager has therefore developed internal systems and controls to ensure that all the funds and accounts which it or its associated companies manage, including the Fund, are treated fairly, after considering whether or not the acquisition or disposition of investment is economical to a particular fund or account and the objectives, restrictions and strategies of such fund or account.

The Manager may, in accordance with applicable law and regulation, effect agency cross transactions where both the sale and purchase of an investment are effected for clients (including the Fund on the one hand) of the Manager and/or its associated companies provided that the sale and purchase decisions are in the interests of both clients, permitted within the investment guidelines/ objectives of both clients and the transactions are executed on an arm’s length basis and at the best price reasonably obtainable by the Fund having regard to the kind, size and time of the transaction.

The Manager or its associated companies may enter into investments for the account of the Fund as agent for the Trustee provided that they shall account for all rebates of brokerage and commission which they may derive from or in connection with any such purchase or sale to the Fund on whose behalf such transaction was effected.

Except in the case of a purchase for the account of the Fund of any unit, share or other interest in a Collective Investment Scheme managed by the Manager or any connected person or associate of the Manager, neither the Manager nor any connected person shall without the written approval of the Trustee, as principal sell or deal in the sale of investments to the Trustee for the account of the Fund or otherwise deal as principal with the Fund.

In circumstances where there may be a conflict of interest, the Manager will have regard to its obligations to act as investment manager in the interests of the Fund so far as practicable, and its obligations to other clients when undertaking any investments.  In the event that such conflicts do arise, the Manager will use its best efforts to resolve such conflicts fairly.

DISTRIBUTIONS

The Fund’s financial year shall be the twelve-month period from 1 April to 31 March of each calendar year.  In view of the Fund’s investment objective to achieve capital growth, it is not envisaged that any income or gain derived from the investments of the Fund will be distributed.

Notwithstanding the aforesaid, the Manager may from time to time determine the amount of distribution and the distribution interval.  The Manager may also determine at its absolute discretion that no distribution shall be made in respect of any distribution interval.  The cost of remittance and other expenses in relation to the distribution payments will be borne by the relevant Unitholders.

CHARGES AND EXPENSES

MANAGER

The Manager is entitled to receive a monthly management fee currently at the rate of 1.5% per annum of the Net Asset Value of the Fund payable monthly in arrears.

Any increase in the rate of monthly management fee (up to or towards the permitted maximum rate of 2.5% per annum of the Net Asset Value of the Fund) will only be implemented after giving at least three (3) months’ notice to affected Unitholders.

The fees of the Research Adviser will be paid by the Manager.

TRUSTEE AND REGISTRAR

The Trustee is entitled to receive in arrears a monthly fee at the rate of 0.2% per annum on the Net Asset Value of the Fund calculated and accrued as at each Valuation Day and payable in arrears on a monthly basis.

The Trustee and the Manager have appointed Computershare Hong Kong Investor Services Limited as the Registrar of the Fund.  The fees and charges of the Registrar shall be borne by the Fund.

QFII CUSTODIAN

The Fund is responsible for the custody fee of 0.1% per annum of the net asset value of the assets held by the QFII Custodian as determined by the QFII Custodian (based on the actual number of calendar days in a year).

OTHER CHARGES AND EXPENSES

The preliminary establishment expenses of the Fund have been fully amortised.

The Fund will bear the cost of (a) all fees and expenses relating to any repurchase and/or redemption of Units, (b) all stamp and other duties, taxes, governmental charges, brokerages, commissions, exchange costs and commissions, bank charges, transfer fees and expenses, registration fees and expenses, such transactional fees of the Trustee as may be agreed by the Manager in relation to transactions involving the whole or any part of the Fund, custodian, co-custodian, sub-custodian and proxy fees and expenses, collection fees and expenses, insurance and security costs, and any other costs, charges or expenses payable in respect of the acquisition, holding and realisation of any investment of the Fund or other property or any cash, deposit or loan (including the claiming or collection of income or other rights in respect thereof and including any fees or expenses charged or incurred by the Trustee or the Manager or any connected person of either of them in the event of the Trustee or the Manager or such connected person rendering services or effecting transactions giving rise to such fees or expenses), (c) the fees and expenses of the Auditors, (d) the fees and expenses of the Registrar, any administrator and any receiving agent (including those of the Trustee which are agreed by the Manager, the Manager or any connected person where the Trustee, the Manager or any connected person is also acting as Registrar, administrator or receiving agent), (e) fees charged by the Trustee in connection with calculating the Net Asset Value of the Fund and the issue and redemption prices of Units and the preparation of periodic accounts, (f) expenses in connection with the management and trusteeship of the Fund authorised by the Trust Deed to be payable out of the Fund, (g) all legal fees and charges (including the fees and charges of the legal counsel and charges and expenses incurred in conducting legal proceedings or applying to any court for any purposes related to the Fund) and other professional fees and charges (including but not limited to secretarial fees and charges and professional fees and charges in relation to agreeing and/or contesting taxation liabilities or recoveries to be paid out of or into the Fund) incurred by the Manager or the Trustee in connection with the Fund, (h) out-of-pocket expenses incurred by the Trustee wholly and exclusively in the performance of its duties under the Trust Deed, (i) the expenses incurred by the Manager and the Trustee in establishing the Fund and costs in connection with the initial issue of Units (including but not limited to the fees and expenses of any underwriters and of any legal counsels appointed by the underwriters) (which expenses shall be written off immediately on the first Valuation Day of the Fund), (j) the expenses of or incidental to the preparation of deeds supplemental to the Trust Deed or any agreement in connection with the Fund, (k) the expenses of holding meetings of Unitholders and of giving notices to Unitholders, (l) the costs and expenses of obtaining and maintaining a listing for the Units on any stock exchange or exchanges selected by the Manager and approved by the Trustee and/or the authorisation or other official approval or sanction of the Fund under the SFO or any law or regulation in any part of the world and approved by the Trustee or in complying with any undertaking given, or agreement entered into in connection with, or any rules governing such listing, authorisation, approval or sanction, (m) the fees and expenses of the Trustee or any connected person of the Trustee which are agreed with the Manager in connection with the time and resources incurred by the Trustee or such connected person in calculating any fees payable to the Manager or any rebates thereof (if applicable), or in reviewing and producing documentation in connection with the operations of the Fund, including the filing of annual returns and other statutory or regulatory information required to be filed with any regulatory or other authority having jurisdiction over the Fund, (n) the fees and expenses of the Trustee in terminating the Fund and for providing any additional services as agreed by the Manager, (o) bank charges incurred in making payments to Unitholders pursuant to the Trust Deed, (p) costs involved in respect of the calculation and publication in newspapers in Hong Kong and elsewhere of the Net Asset Value per Unit and/or of any notice, circular, announcement or publication of the Fund, (q) fees and expenses in connection with depositing and holding Units in CCASS, (r) charges and expenses involved in insuring the assets and property of the Fund, (s) without prejudice to the generality of the foregoing, all costs of preparing, printing and distributing all statements, accounts and reports pursuant to the provisions of the Trust Deed (including the Auditors’ fees, the fees of appointing any accountants and the Trustee’s fees in relation thereto), the expenses of preparing and printing any offering document issued by the Manager in connection with the offer of Units, as the same may be updated and/or amended from time to time, and any other expenses, deemed by the Manager, after consulting the Auditors, to have been incurred in compliance with or connection with any change in or introduction of any law or regulation or directive (whether or not having the force of law) of any governmental or other regulatory authority or with the provisions of any code relating to unit trusts as defined in the SFO (provided that the Trustee shall be responsible for any costs incurred in connection with ensuring compliance with Chapter 4.1 Note 2(ii) of the SFC’s Code on Unit Trusts and Mutual Funds), (t) all other reasonable costs, charges and expenses which in the opinion of the Trustee and the Manager are properly incurred in the administration of the Fund and pursuant to the performance of their respective duties under the Trust Deed, (u) all fees and expenses incurred in connection with the retirement or removal of the Manager, the Trustee, the Auditors or any entity providing services to the Fund, or the appointment of a new manager, a new trustee, new auditors or other new service providers providing services to the Fund, and (v) all such charges, costs, expenses and disbursements as under the general law the Trustee is entitled to charge to the Fund.

CASH REBATES AND SOFT COMMISSIONS

The Manager is responsible for selecting brokers and dealers through whom transactions for the account of the Fund are to be executed (which may include the Manager and its connected persons).  Neither the Manager nor any other company within the Manager’s group will receive cash commissions or other rebates from brokers or dealers in respect of transactions for the account of the Fund.  The Manager or any of its connected persons reserves the right to effect transactions by or through the agency of another person (or person connected with him) with whom it has an arrangement under which that party will from time to time provide it with or procure for it goods, services or other benefits (such as research and advisory services, portfolio analysis or computer hardware and software incidental to such goods or services) the nature of which is such that their provision is of demonstrable benefit to the Unitholders as a whole and for which no direct payment is made but instead the Manager or any of its connected persons undertake to place business with that party.  For the avoidance of doubt, such goods and services do not include travel, accommodation, entertainment, general administrative goods or services, general office equipment or premises, membership fees, employee salaries or direct money payments.

FEES PAYABLE BY THE UNITHOLDERS

Each Unitholder who trades its Units on the Stock Exchange will be required to pay the SFC transaction levy of 0.003%, the Stock Exchange trading fee of 0.005%, and a stamp duty of 0.1%, of the aggregate price for the Units concerned, on both the buyer and the seller.  The Unitholder also needs to bear all customary brokerage commissions in relation to the transaction.

TAXATION AND REGULATORY REQUIREMENTS

Investors should consult their professional advisers on the consequences to them of acquiring, holding, redeeming, transferring or selling Units under the relevant laws of the jurisdictions to which they are subject, including the tax consequences and any exchange control requirements.  These consequences, including the availability of, and the value of, tax relief to investors, will vary with the law and practice of the investors’ country of citizenship, residence, domicile or incorporation and their personal circumstances.  The following statements regarding taxation are based on advice received by the Fund regarding the law and practice in force in Hong Kong, the PRC and the United States at the date of this Offering Circular.  Investors should be aware that levels and bases of taxation are subject to change and that the value of any relief from taxation depends upon the individual circumstances of the taxpayer.

HONG KONG

The Fund, as a collective investment scheme authorised under Section 104 of the SFO, is exempted from Hong Kong profits tax.

No tax will be payable by the Unitholders in Hong Kong in respect of dividends or other distributions of the Fund or in respect of any capital gains arising on a sale or other disposal of Units, except that Hong Kong profits tax may arise where such transactions form part of a trade, profession or business carried on in Hong Kong.

Stamp Duty

No Hong Kong stamp duty is payable by Unitholders in relation to the issue of Units to them by the Fund.

The sale and purchase of Units by a Unitholder will attract Hong Kong stamp duty at the current rate of 0.2% of the price of the higher of the consideration paid or the value of the Units being sold or purchased, whether or not the sale or purchase is on or off the Stock Exchange.  The Unitholder selling the Units and the purchaser will each be liable for one-half of the amount of Hong Kong stamp duty payable upon such transfer.  In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Units.

Estate Duty

Hong Kong estate duty was abolished effective from 11 February, 2006.  No Hong Kong estate duty is payable in relation to the Units owned by a Unitholder upon his death.

THE PRC

The information below is a summary of certain areas of PRC taxation which are likely to be relevant to the Fund and the Unitholders and should not be taken as a definitive, authoritative or comprehensive statement of the relevant matter.  In particular, there are various other taxes, duties, levies and charges which are generally of less significance but may nevertheless be applicable to the Fund and the Unitholders.

Withholding tax

Pursuant to the CIT Law and its Implementation Rules, a foreign enterprise that does not have any establishment or site in China is subject to a withholding income tax at the rate of 10% for the interest, royalty, rental and other income (including capital gain) earned directly from sources in the PRC.

Pursuant to Guoshuihan [2009] No. 47 dated 23 January 2009 issued by SAT, dividends and interest payment to QFIIs derived from the PRC are subject to a 10% withholding tax.  However, QFIIs may apply to the relevant tax authorities for tax relief in respect of any returns on dividends and interest payments derived in the PRC under any applicable bilateral treaties / arrangements on the avoidance of double taxation signed between the PRC and their resident nations.

Pursuant to Guoshuihan [2008] No. 897 and Guoshuihan [2009] No. 394, dividend paid to non-resident company related to the undistributed profit after 1 January 2008 by the PRC resident company listed in B/H shares is subject to 10% withholding tax.

Pursuant to Guoshuihan [2009] No. 82, there is a potential risk for a red chip company to be deemed as a PRC resident company if it has a place of effective management in China.  In such case, the dividend payout related to the undistributed profit after 1 January 2008 would be subject to 10% withholding tax.  Generally, the relevant red chip company will make a separate announcement as to whether it will withhold the tax.

The PRC tax authorities have not clarified whether income tax are payable on capital gains arising from securities trading of QFIIs or from disposal of B Shares, H Shares or the listed shares of any red-chip company that is deemed to be a PRC resident company.

Stamp tax

Pursuant to the Tentative Regulations of the PRC Stamp Tax, stamp tax is levied on the execution or receipt within the territory of China of certain documents, including contracts for the transfer of equity interests and the sale of A Shares and B Shares on stock exchanges.

PRC stamp duty is generally applicable on the transfer of unlisted PRC shares (equity interest) at the rate of 0.05%.  The buyer and the seller of the shares will each be subject to stamp duty at the applicable rate.  According to the latest notice issued by Ministry of Finance and SAT, the transfer of A Shares and B Shares each is subject to 0.1% stamp duty of the total proceeds but only on the selling side.

Business tax

Pursuant to the notice Caishui [2005] No. 155 issued jointly by the SAT and the Ministry of Finance in December 2005, margin income made by QFIIs from securities trading carried out by the PRC Brokers are exempted from business tax in the PRC.

THE UNITED STATES

United States Treasury Circular 230 Notice:  To ensure compliance with US Treasury 230, prospective investors are hereby notified that:  (a) any discussion of US federal tax issues contained or referred to in this Offering Circular or any document referred to herein is not intended or written to be used, and cannot be used by prospective investors for the purpose of avoiding penalties that may be imposed on them under the US Internal Revenue Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) prospective investors should seek advice based on their particular circumstances from an independent tax adviser.

United States Tax Considerations

This section describes certain United States federal income tax consequences of the ownership and disposition of the Units.  It applies to an investor only if such investor acquires the Units in this offering and such investor holds them as capital assets for tax purposes.  This section does not apply to an investor if such investor is a member of a special class of holders subject to special rules, including:

•                                       a dealer in securities;

•                                       a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•                                       a tax-exempt organisation;

•                                       a life insurance company;

•                                       a person liable for alternative minimum tax;

•                                       a person that actually or constructively owns 10% or more of the Fund’s voting stock;

•                                       a person that holds the Units as part of a straddle or a hedging or conversion transaction; or

•                                       a US holder (as defined below) whose functional currency is not the United States dollars.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed US Treasury regulations, published rulings and other administrative pronouncements and court decisions in existence on the date hereof.  These laws are subject to change, possibly on a retroactive basis.

A US holder is a beneficial owner of the Units that is:

•                                       a citizen or resident of the United States;

•                                       a domestic corporation;

•                                       an estate whose income is subject to United States federal income tax regardless of its source; or

•                                       a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorised to control all substantial decisions of the trust.

A “non-US holder” is a beneficial owner of Units that is not a United States person for United States federal income tax purposes.

A prospective investor should consult its own tax adviser regarding the United States federal, state and local and other tax consequences of owning and disposing of Units in its particular circumstances.

US Holders

Passive Foreign Investment Company Rules

As the Fund expects 50% or more of its gross asset value will constitute passive assets, the Fund expects that its Units will be treated as stock of a passive foreign investment company (“PFIC”) every year for US federal income tax purposes, and except as otherwise stated, the remainder of this discussion so assumes.  The conclusion is a factual determination made annually.

US holders of Units of a PFIC must file US Internal Revenue Service Form 8621 every year in which they continue to hold such Units.

If an investor is a US holder, such investor will be subject to the special PFIC tax rules or, if such investor makes a mark-to-market election, the mark-to-market rules, or, if such investor makes a Qualified Electing Fund (“QEF”) election, the QEF rules.

Special PFIC Tax Rules

This subsection applies to an investor if such investor is a US holder and does not make a QEF or mark-to-market election.  An investor will be subject to special PFIC tax rules with respect to:

•                                        any gain such investor realises on the sale or other disposition of such investor’s Units (including the pledging of its Units as security for a loan) and

•                                        any excess distribution that the Fund makes to such investor (generally, any distributions to such investor during a single taxable year that are greater than 125% of the average annual distributions received by him in respect of the Units during the three preceding taxable years or, if shorter, such investor’s holding period for the Units).

An investor will be entitled, however, to increase its basis in the Units it directly owns to reflect the gain realised upon such distributions, or dispositions.  Moreover, an investor will not be taxed when the Fund distributes to it the income that it already included in income for tax purposes.

Under these special PFIC tax rules:

•                                        the gain or excess distribution will be allocated ratably over the holding period for the Units,

•                                        the amount allocated to the taxable year in which such investor realised the gain or excess distribution and any taxable year before the Fund became a PFIC will be taxed as ordinary income,

•                                        the amount allocated to each other prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and

•                                        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such prior year.

Amounts subject to these special PFIC tax rules will not be eligible for the dividends-received deduction generally allowed to US corporations in respect of dividends received from other US corporations.  In addition, dividends that an investor receives from the Fund will not constitute qualified dividend income to the investor if the Fund is a PFIC either in the taxable year of the distribution or the preceding taxable year.  Dividends that an investor receives that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income even if the dividend does not constitute an excess distribution.  Instead, an investor must include the gross amount of any such dividend paid by the Fund out of the Fund’s accumulated earnings and profits (as determined for United States federal income tax purposes) in the investor’s gross income, and it will be subject to tax at rates applicable to ordinary income.

If an investor receives distributions that are not subject to the special PFIC tax rules (i.e., its Units are not treated as stock of a PFIC), it must include in its gross income the gross amount of any dividend paid by the Fund out of its current or accumulated earnings and profits (as determined for US federal income tax purposes).  The dividend is ordinary income that an investor must include in income at the ordinary income tax rate when it receives the dividend, actually or constructively.  The dividend will not be eligible for the dividends-received deduction generally allowed to US corporations in respect of dividends received from other US corporations.  The amount of any distribution that an investor must include in its income as a US holder will be the US$ value of the HK$ payments made, determined at the spot HK$/US$ rate on the date the distribution is includible in its income, regardless of whether the payment is in fact converted into dollars.  Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date an investor includes the dividend payment in income to the date it converts the payment into United States dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income.  The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.  If an investor receives distributions that are not subject to the special PFIC tax rules and that are in excess of current and accumulated earnings and profits, as determined for US federal income tax purposes, such investor will be treated as having received a non-taxable return of capital to the extent of its basis in the Units and thereafter such investor will recognize capital gain, which will be taxed in accordance with the special PFIC tax rules described above.

Mark-to-Market Rules

The special PFIC tax rules described above will not apply to an investor if it makes an effective mark to-market election, that is, it elects to mark-to-market annually the gains and losses in the Fund’s Units and the Fund’s Units are treated as “marketable stock.” However, the conditions necessary for making such election may not be satisfied with respect to the Units.  For example, there is no certainty with respect to whether Units that trade only on foreign exchanges should be treated as “marketable stock” because there is currently no guidance as to whether any particular foreign exchange should be treated as a “qualified exchange or other market.”

Under the mark-to-market rules, an investor will include as ordinary income each year the excess, if any, of the fair market value of its Units at the end of the taxable year over its adjusted basis in its Units.  These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.  An investor may also take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Units over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  An investor basis in the Units will be adjusted to reflect any such income or loss amounts.  In addition, notwithstanding any election an investor makes with regard to the Units, dividends that it receives from the Fund will not constitute qualified dividend income to such investor if the Fund is a PFIC either in the taxable year of the distribution or the preceding taxable year and such dividends will therefore not be eligible for taxation at the 15% maximum rate applicable to qualified dividend income.

An investor should consult its tax adviser as to the availability and tax consequences of a mark-to-market election.

Qualified Electing Fund Rules

The special PFIC tax rules described above will not apply to an investor if it makes a QEF election, that is, the investor elects to have the Fund treated as a qualified electing fund and the Fund provides certain required information to such investor.  The Fund intends to provide US holders with such information as may be required to make a QEF election effective.

If an investor is a US holder that makes a QEF election, such investor will be currently taxable on its pro rata share of the Fund’s ordinary earnings and net capital gain, at ordinary income and capital gain rates, respectively, for each of the Fund’s taxable years, regardless of whether or not it receives distributions.  An investor’s basis in the Units will be increased to reflect taxed but undistributed income.  Distributions of income that had been taxed previously will result in a corresponding reduction of basis in the Units and will not be taxed again as a distribution to an investor.

Tax-Exempt US Holders

The term “Tax Exempt US holder” means a US holder that is exempt from payment of US federal income tax.  A Tax-Exempt US holder, though generally exempt from US federal income tax, will be subject to US federal income tax on its “unrelated business taxable income” (“UBTI”).  UBTI is income that derives from a trade or business regularly carried on by a Tax-Exempt US Investor and is unrelated to the exempt purposes of such Investor.  UBTI generally does not include income such as dividends, interest and gain from the sale of property that is not inventory or otherwise held for sale to customers in the ordinary course of business.  UBTI includes income and gains derived from certain debt-financed property, even if such income and gains would otherwise be excluded from UBTI.  Because the Fund will be treated as a corporation for US federal income tax purposes, debt incurred by the Fund for purposes of acquiring assets should not be considered acquisition debt incurred by Tax-Exempt US holders. However, if a Tax-Exempt US holder itself incurs debt in order to finance its purchase of its Units, income and gain derived from the Units may be treated as UBTI.  Unless dividends paid by the Fund to the Tax Exempt US holder are characterized as UBTI by the holder under Section 511 of the Internal Revenue Code, the PFIC rules will not apply to the investment.  Each prospective Tax Exempt US holder should consult an independent tax adviser regarding the application and consequences of the PFIC rules to them and of any reporting obligation they may have as a result of investing in a PFIC.

Non-US Holders

If an investor is a non-US holder, it will not be subject to United States federal income tax on its investment in the Fund, unless one of the following scenarios applies:

•                                        the gain is “effectively connected” with such investor’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that it maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting it to United States taxation on a net income basis, or

•                                        if the investor is an individual, it is present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If an investor is a corporate non-US holder, “effectively connected” gains that it recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such investor is eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

If an investor is a noncorporate US holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•                                        dividend payments or other taxable distributions made to such investor within the United States, and

•                                        the payment of proceeds to such investor from the sale of Units effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if an investor is a noncorporate US holder that:

•                                        fails to provide an accurate taxpayer identification number,

•                                        is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or

•                                        in certain circumstances, fails to comply with applicable certification requirements.

If an investor is a non-US holder, it is generally not subject to backup withholding and information reporting requirements with respect to:

•                                        dividend payments made to such investor outside the United States by the Fund or another non-United States payor; and

•                                        other dividend payments and the payment of the proceeds from the sale of Units effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•                                       the payor or broker does not have actual knowledge or reason to know that the investor is a United States person and has furnished the payor or broker with:

•                                       an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which the investor certifies, under penalties of perjury, that it is a non-United States person, or

•                                       other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with US Treasury regulations, or

•                                       the investor otherwise establishes an exemption.

Payment of the proceeds from the sale of Units effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding.  However, a sale of Units that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•                                        the proceeds are transferred to an account maintained by an investor in the United States,

•                                        the payment of proceeds or the confirmation of the sale is mailed to an investor at a United States address, or

•                                        the sale has some other specified connection with the United States as provided in US Treasury regulations,

unless the broker does not have actual knowledge or reason to know that the investor is a US holder and the documentation requirements described above are met or the investor otherwise establishes an exemption.

In addition, a sale of Units effected at a foreign office of a broker will be subject to information reporting if the broker is:

•                                        a US holder,

•                                        a controlled foreign corporation for United States tax purposes,

•                                        a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•                                        a foreign partnership, if at any time during its tax year:

•                                       one or more of its partners are “US persons”, as defined in US Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•                                       such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that the investor is a US holder and the documentation requirements described above are met or the investor otherwise establishes an exemption.  Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that an investor is a US holder.

An investor generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such investor’s income tax liability by timely filing a refund claim with the United States Internal Revenue Service.

Certain US Federal Income Tax Reporting Requirements

US holders may be required to file Internal Revenue Service (“IRS”)  forms in respect of transfers to and ownership of non-US partnerships and corporations, as well as (as noted above) a direct or indirect ownership of interests in a PFIC. Although US holders are not currently required to file a Report of Foreign Bank and Financial Accounts (“FBAR”) form with the IRS with respect to an investment in the Fund, US holders may be required to file a FBAR with respect to an investment in the Fund in the future. US holders also will be required to report their Interests in the Fund on IRS Form 8938.

Under US Treasury regulations, taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual US federal income tax return. It is possible that the Fund may engage in transactions that subject the Fund and potentially its Investors to such disclosure.  A US holder disposing of an interest in the Fund at a taxable loss may also be subject to such disclosure.

Foreign Account Tax Compliance Act (FATCA)

The Hiring Incentives to Restore Employment Act (the “Hire Act”) was signed into US law in March 2010 and includes provisions commonly referred to as FATCA. Broadly, FATCA provisions require financial institutions to report to the US Internal Revenue Service (“IRS”) certain information on US persons that hold accounts outside the US, as a safeguard against US tax evasion. In addition, FATCA provisions generally impose a 30% withholding tax on certain US source payments (including dividends and gross proceeds from the sale or other disposal of property that can produce US source income) when made to an individual or entity that does not comply with FATCA provisions. The 30% withholding could also apply to payments otherwise attributable to US source income (also known as “foreign passthru payments”). FATCA provisions will come into force on 1 January 2013.

The basic terms of FATCA provisions currently appear to include the Fund as a ‘Financial Institution’, such that in order to comply, the Fund may require all Unitholders to provide mandatory documentary evidence of their US and/or non-US status.

Based on the tax and legal advice the Fund has received to date, in order to protect its Unitholders from the effect of any FATCA withholding, it is the intention of the Fund to be compliant with the requirements of FATCA, subject to the Fund being able to meet the requirements of the final regulations.  Hence, it is possible that this may require the Fund (through its agents or service providers) as far as legally permitted, to report information on the holdings or investment returns of any Unitholder to the US tax authorities and redeem and/or apply withholding tax to payments to Unitholders who fail to provide the information and documents required to identify their status, or are non-FATCA compliant financial institutions or fall within other categories specified in the FATCA provisions and regulations.

Unitholders should consult their own tax and professional advisors regarding the FATCA requirements with respect to their own situation. In particular, Unitholders who hold their Units through intermediaries should confirm the FATCA compliance status of those intermediaries to ensure that they do not suffer US withholding tax on their investment returns.

PREVENTION OF MONEY LAUNDERING

As part of the Manager’s and the Trustee’s responsibility for the prevention of money laundering and to comply with all applicable laws to which the Manager, the Trustee or the Fund is subject, the Manager and the Trustee may require a detailed verification of a potential investor’s identity and the source of payment of any subscriptions.

In the event of delay or failure by the applicant to produce any information required for verification purposes an order for Units may be refused.

The Fund, its service providers, the Trustee and other members of the HSBC Holdings Group are required to act in accordance with the laws, regulations and requests of public and regulatory authorities operating in various jurisdictions which relate to, amongst other things, the prevention of money laundering, terrorist financing and the provision of financial and other services, the Trustee to any persons or entities which may be subject to sanctions.  The Fund, any of its service providers or any member of the HSBC Holdings Group may take any action which in their sole and absolute discretion consider appropriate to take in accordance with all such laws, regulations and requests.

Such action may include but is not limited to:  the interception and investigation of any payment messages and other information or communications sent to or by an investor or on behalf of such investor via the systems of the Fund, any service provider of the Fund, the Trustee or any member of the HSBC Holdings Group; and making further enquiries as to whether a name which might refer to a sanctioned person or entity actually refers to that person or entity.

The Fund, its service providers, the Trustee and other members of the HSBC Holdings Group shall not be liable for loss (whether direct or consequential and including, without limitation, loss of profit or interest) or damage suffered by any party arising out of:

(i)                                  any delay or failure of the Fund, any of its service providers, the Trustee or any member of the HSBC Holdings Group in processing any such payment messages or other information or communications, or in performing any of their duties or other obligations in connection with any accounts or the provision of any services to an investor, caused in whole or in part by any steps which the Fund, any of its service providers, the Trustee or any member of the HSBC Holdings Group, in their sole and absolute discretion, consider appropriate to take in accordance with all such laws, regulations and requests; or

(ii)                               the exercise of any of the rights of the Fund, its service providers, the Trustee and other members of the HSBC Holdings Group under this section.

In certain circumstances, the action which the Fund, any of its service providers, the Trustee or any member of the HSBC Holdings Group may take may prevent or cause a delay in the processing of certain information.  Therefore, the Fund, its service providers, the Trustee and other members of the HSBC Holdings Group do not warrant that any information on their systems relating to any payment messages or other information and communications which are the subject of any action taken pursuant to this section is accurate, current or up-to-date at the time it is accessed, whilst such action is being taken.

SELLING RESTRICTIONS

The following information is provided for guidance only.  Investors of the Units should consult their financial advisers and take legal advice, as appropriate, to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction.  Prospective applicants for the Units should inform themselves as to the relevant legal requirements of applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile.

No action has been or will be taken to permit a public offering and sale of the Units or the distribution of this Offering Circular in any jurisdiction (other than in Hong Kong) where action would be required for that purpose.  Accordingly, the Units may not be offered or sold, directly or indirectly, and this Offering Circular may not be distributed, in any jurisdiction, except in accordance with the legal requirements applicable in such jurisdiction.  In particular, the Units have not been offered and sold, and will not be offered or sold, directly or indirectly, in the PRC or to any PRC citizen.  Each prospective purchaser of the Units must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Units or possesses or distributes this Offering Circular and must obtain any consents, approvals or permissions required for the purchase, offer or sale by it of the Units under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither the Fund, the Manager nor the Placing Underwriters shall have any responsibility therefor.

UNITED STATES

The Units offered hereby have not been and will not be registered under the US Securities Act, and have not been registered or qualified under any State securities or “Blue Sky” law of the United States and may not be offered or sold to US persons, or for the account or benefit of a US person, except to US persons or for the account of US persons that are both qualified institutional buyers within the meaning of Rule 144A under the US Securities Act and “qualified purchasers” within the meaning of Section 2 of the US Investment Company Act; (“Qualified Purchasers”).  The Units are subject to additional restrictions on transferability, as described herein.  US investors should be aware that they may be required to bear the financial risks of an investment in the Units for an indefinite period of time.

The Fund has not been and will not be registered under the US Investment Company Act in reliance upon Section 3(c)(7) of the US Investment Company Act and interpretations thereof by the United States Securities and Exchange Commission, which excludes from the definition of investment company certain issuers of outstanding securities which are beneficially owned by US persons that are Qualified Purchasers.  The Units are being offered and sold in a manner designed to preclude the Fund from having to register under the US Investment Company Act.  The Fund will attempt to ensure that owners and beneficial owners of Units who are US persons are Qualified Purchasers and will not knowingly sell or permit the sale, or transfer of any beneficial interest in Units to US persons that are not Qualified Purchasers.

Furthermore, each person who purchases the Units will be deemed to have represented and warranted, or will be required to represent and warrant, that no portion of the assets used by it to acquire, and no portion of the assets used by it to hold, an interest in the Units or beneficial interest therein constitutes or will constitute the assets of:  (i) an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Part 4 of Title I of ERISA; (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code or any other state, local, non-US or other laws or regulations that would have the same effect as regulations promulgated under ERISA by the US Department of Labor and codified at 29 C.F.R.  Section 2510.3-101 (as modified by Section 3(42) of ERISA) to cause the underlying assets of the Fund to be treated as assets of that investing entity by virtue of its investment (or any beneficial interest) in the Fund and thereby subject the Fund or the Investment Manager (or other persons responsible for the investment and operation of the Fund’s assets) to laws of regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Internal Revenue Code); or (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.

THE PRC

This Offering Circular may not be circulated or distributed in the PRC and the Units may not be offered or sold directly or indirectly to any resident of the PRC, or offered or sold to any person for reoffering or re-sale directly or indirectly to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

TERMINATION OF THE FUND

The Fund shall continue until it is terminated in one of the following ways set out below provided that the Fund will automatically terminate on the date falling 80 years after the date of the Trust Deed.

1.                                    The Trustee may terminate the Fund if:

(a)                              the Manager shall go into liquidation (except a voluntary liquidation for the purpose of reconstruction or amalgamation upon terms previously approved in writing by the Trustee) or if a receiver is appointed over any of its assets and not discharged within sixty (60) days; or

(b)                              in the opinion of the Trustee the Manager shall be incapable of performing or shall in fact fail to perform its duties satisfactorily or shall do any other thing which in the opinion of the Trustee is calculated to bring the Fund into disrepute or to be harmful to the interests of the Unitholders, provided that if the Manager shall be dissatisfied with such opinion the matter shall be referred to an independent arbitrator to be appointed by the Trustee and agreed to by the Manager for determination and his determination or that of his appointee shall be final and bind the Trustee and the Manager; or

(c)                               any law shall be passed which renders it illegal or in the opinion of the Trustee impracticable or inadvisable to continue the Fund; or

(d)                              the Manager ceases to manage the Fund and the Trustee fails to appoint a successor manager within a period of thirty (30) days; or

(e)                               the Trustee shall have notified the Manager of its desire to retire as the Trustee and the Manager shall be unable to find a qualified corporation to act as trustee in place of the Trustee within such time as the Manager considers to be reasonable but in any event within three (3) months from receipt of such notification from the Trustee.

2.                                   The Manager may terminate the Fund if:

(a)                              after three (3) years from the Listing Date, on any date the aggregate Net Asset Value of the Fund falls below HK$400,000,000; or

(b)                              any law shall be passed which renders it illegal or in the opinion of the Manager impracticable or inadvisable to continue the Fund; or

(c)                               the Fund ceases to be authorised or otherwise officially approved pursuant to the SFO.

The party terminating the Fund pursuant to paragraphs 1 to 2 above shall be required to give at least three (3) months’ prior written notice to the Unitholders.  In addition, the Fund may at any time after three (3) years from the Listing Date be terminated by an Extraordinary Resolution.  Unitholders may also approve any proposal of merger or amalgamation by an Extraordinary Resolution.

GENERAL INFORMATION

NET ASSET VALUE PUBLICATION

The unaudited Net Asset Value per Unit on the last Valuation Day of each calendar month (being the last Business Day of each calendar month), will be published within ten (10) Business Days in the South China Morning Post and the Hong Kong Economic Times.  The Manager will also publish the unaudited Net Asset Value per Unit of each Valuation Day on the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund within one (1) Business Day after the relevant Valuation Day for investors’ reference.

ACCOUNTS AND REPORTS

The Fund’s year-end is 31 March and audited accounts are available for Unitholders within four months of the end of each financial year .  Half-yearly unaudited interim reports are also available for Unitholders within two months of the period which they cover.  .

Unitholders may elect to receive audited accounts and interim reports in English and/or Chinese. Please refer to the section below headed “Corporate Communications” for details.

CORPORATE COMMUNICATIONS

Unitholders may select to receive Corporate Communications either:

(i) in printed form, in either (a) the English language version only, (b) the Chinese language version only, or (c) both the English and Chinese language versions; or

(ii) by electronic means through the Fund’s website at www. assetmanagement.hsbc.com/hk-chinadragonfund where both English and Chinese language versions of future Corporate Communications will be available.

Unitholders are entitled at any time by reasonable notice in writing to the Registrar to change their choice of language and/or the means of receipt of the Corporate Communications.

Unless otherwise instructed by the Unitholders, the following arrangements will apply:

(i) the printed Chinese language version of future Corporate Communications will be sent to all Hong Kong Unitholders who are natural persons with a Chinese name; and

(ii) the printed English language version of future Corporate Communications will be sent to all overseas Unitholders and all Hong Kong Unitholders other than natural persons with a Chinese name.

Whether a Unitholder is a Hong Kong or an overseas Unitholder will be determined by the address of that Unitholder appearing in the register of Unitholders of the Fund maintained by the Registrar.

Unitholders may change their choice of language and/or the means of receipt of future Corporate Communications by completing a change request form (available for the Registrar) and returning it to the Registrar.

When each new Corporate Communication is published on the Fund’s website, the Fund will send printed notification to the Unitholders who have elected to receive Corporate Communications by electronic means. Together with the notification, the Fund will also enclose a form and a postage pre-paid addressed envelope, specifying that the printed copy of that particular Corporate Communication will be available upon request and Unitholders may also change their choice of means of receipt of subsequent Corporate Communication by completing that form and returning it to the Registrar.

Corporate Communications in both English and Chinese languages, and in accessible format, will be available on the Fund’s website at www.assetmanagement.hsbc.com/hk-chinadragonfund for five (5) years from the date of first publication of the relevant Corporate Communications and a copy in electronic format in both languages will be published on the website of Hong Kong Exchanges and Clearing Limited at www.hkex.com.hk on the same day as such Corporate Communication is sent to Unitholders.

If a Unitholder chooses to receive the Corporate Communications via electronic means rather than receiving printed copies, such Unitholder is deemed to have expressly consented to waive the right to receive the Corporate Communications in printed form, including the right to receive notice of meeting by post or delivery at his address pursuant to the trust deed constituting the Fund, unless and until he changes his choice by giving the Registrar further notice.

MEETINGS OF THE UNITHOLDERS

The Trust Deed contains detailed provisions for meetings of Unitholders.  Meetings may be convened by the Trustee, the Manager or the Unitholders of at least 10% of the total number of Units in issue, on not less than twenty one (21) days’ notice.  Notice of meetings will be posted to Unitholders.  Unitholders may appoint proxies, who need not themselves be Unitholders.  The quorum for a meeting to pass an Extraordinary Resolution will be Unitholders present in person or by proxy and holding or representing not less than 25% of the Units for the time being in issue or, for an adjourned meeting, Unitholders present in person or by proxy whatever their number or the number of Units held by them.  The matters which require the approval of Unitholders by Extraordinary Resolution in general meeting are set out in the Trust Deed, including but not limited to:

(a)                               the request for de-listing of the Fund from the Stock Exchange; and

(b)                               the request for withdrawal of authorisation of the Fund from the SFC.

MODIFICATION OF THE TRUST DEED

The Trustee and the Manager may agree to modify the Trust Deed by supplemental deed provided that in the opinion of the Trustee such modification (i) is not materially prejudicial to the interests of Unitholders, does not operate to release to any material extent the Trustee, the Manager or any other person from any responsibility to the Unitholders and (with the exception of the costs of preparing and executing the relevant supplemental deed) does not increase the costs and charges payable out of the assets of the Fund or (ii) is necessary in order to comply with any fiscal, statutory or official requirement or (iii) is made to correct a manifest error.  In all other cases modifications require the sanction of an Extraordinary Resolution of the Unitholders.

The Trustee will give such notice as deemed necessary by the SFC to Unitholders of any modifications to the Trust Deed as soon as practicable after they are made, unless such modifications are sanctioned by an Extraordinary Resolution of the Unitholders or are not in the opinion of the Trustee of material significance.

VOTING RIGHTS

The Trust Deed provides that at any meeting of Unitholders, on a show of hands, every Unitholder who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative or one of its officers as its proxy shall have one vote and, on a poll, every Unitholder who is present as aforesaid or by proxy shall have one vote for every Unit of which he is the holder.

REMOVAL AND RETIREMENT OF THE MANAGER

The Manager shall be subject to removal by not more than one (1) month’s notice in writing given by the Trustee in any of the following events:

(a)                               if the Manager goes into liquidation or if a receiver is appointed over any of its assets;

(b)                               if the Unitholders of not less than 50% in value of the Units for the time being outstanding deliver to the Trustee in writing a request that the Manager should retire; or

(c)                                if for good and sufficient reason the Trustee is of the opinion and so states in writing to the Manager that a change of Manager is desirable in the interests of the Unitholders, provided that the Manager may refer the matter to an independent arbitrator.

The Manager shall have power to retire in favour of some other qualified manager provided that prior approval of the SFC, the Trustee and the Unitholders are obtained.

REMOVAL OF THE TRUSTEE

The Trustee shall be subject to removal by not less than three (3) months’ notice in writing given by the Manager (or such short period of notice as the parties may agree).  Notwithstanding such notice, the Trustee shall not be removed or cease to act as such unless and until the Manager shall, subject to the prior approval of the SFC, have appointed a qualified corporation under any applicable law to be the trustee in place of the removed Trustee.

DOCUMENTS AVAILABLE FOR INSPECTION

Copy of the Trust Deed is available for inspection free of charge at any time during normal business hours on any day (excluding Saturdays, Sundays and public holidays) at the offices of the Manager at HSBC Main Building, 1 Queen’s Road Central, Hong Kong.  Copy of the Trust Deed is available for purchase on payment of a reasonable fee.

This Offering Circular will also be made available on the website at www.assetmanagement.hsbc.com/hk-chinadragonfund.